Exhibit 4(c)(i)

AptarGroup, Inc.
Profit Sharing and Savings Plan

(as amended and restated
effective generally as of January 1, 2014)

Table of Contents

Article 1.	Establishment, Name and Purpose of the Plan	1

1.1	Establishment, Amendment and Restatement of the Plan	1
1.2	Purpose of the Plan	1
1.3	Provisions of the Plan	1

Article 2.	Definitions	1

2.1	Definitions	2
2.2	Gender and Number	10
2.3	Written Form	11
2.4	References to the Board of Directors	11

Article 3.	Eligibility and Participation	12

3.1	Eligibility and Participation	12
3.2	Employees Making Rollover Contributions	12
3.3	Duration of Participation	12

Article 4.	Transferred Employees	13

4.1	Eligibility	13
4.2	Vesting Service	13

Article 5.	Special Provisions for Participants Who Enter the Armed Forces	14

5.1	Eligibility	14
5.2	Vesting Service	14

Article 6.	Rehired Employees	15

6.1	Eligibility Service	15
6.2	Vesting Service	15
6.3	Restoration of Forfeitures	16

Article 7.	Contributions	17

7.1	Salary Reduction and Company Matching Contributions	17
7.2	Payment of Contributions to the Trust	18

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7.3	Contingency of Contributions on Profits	19
7.4	Application of Forfeitures	19
7.5	Limitations on Annual Account Additions	19
7.6	Limitations on Salary Reduction Contributions	20
7.7	Limits on Contributions for Highly Compensated Employees	21
7.8	Other Limitations on Company Matching Contributions	26
7.9	Rollover Contributions	26
7.10	Contributions for Returning Participants Who Enter the Armed Forces	26
7.11	Transferred Benefits	28

Article 8.	Investment of Contributions and Transfer of Assets	29

8.1	Investment of Contributions	29
8.2	Transfer of Assets	29
8.3	Compliance with Section 404(c) of ERISA	29
8.4	Investment Risks	29

Article 9.	Vesting in Accounts	30

9.1	Participant Contributions Account	30
9.2	Company Matching Contributions Account	30

Article 10.	Loans and Withdrawals	31

10.1	Loans	31
10.2	Hardship Withdrawals	34
10.3	Age 59½ Withdrawals	35
10.4	Qualified Reservist Withdrawals	36

Article 11.	Distributions	37

11.1	Retirement or Total Disability	37
11.2	Death	37
11.3	Severance from Service for All Other Reasons	37
11.4	Forfeitures	37
11.5	Accounts of $5,000 or Less	37
11.6	Request for Payment	38
11.7	Forms of Payment	38
11.8	Time of Distribution	38
11.9	Incompetence of Participant or Beneficiary	40
11.10	Provisions Relating to Section 401(a)(9) of the Code	40
11.11	Incidental Death Benefit	43

Article 12.	Direct Rollovers of Eligible Rollover Distributions	44

Article 13.	Beneficiary Designations	45

13.1	Beneficiary Designations	45

13.2	Substitute Beneficiaries	45

Article 14.	Participants’ Stockholder Rights	46

14.1	Voting of Shares	46
14.2	Tender Offers	46

Article 15.	Accounts and Records of the Plan	49

15.1	Accounts and Records	49
15.2	Valuation and Allocation of Expenses	49
15.3	Allocation of Gains and Losses	49
15.4	No Guarantee Against Loss	49

Article 16.	Administration of the Plan and the Trust Fund	50

16.1	The Committee	50
16.2	Expenses	51
16.3	Denial of Claims and Appeals	52
16.4	Procedures for Domestic Relations Orders	53
16.5	Notices to Participants, Etc.	54
16.6	Notices to Committee	54
16.7	Records	54
16.8	Reports of Trustee and Accounting to Participants	54
16.9	Effect of a Mistake	54

Article 17.	Trust	55

17.1	Trust	55
17.2	Nonreversion	55

Article 18.	Miscellaneous	56

18.1	Non-Assignability	56
18.2	No Enlargement of Employee Rights	57
18.3	Evidence	57
18.4	Limitation of Rights	57
18.5	Applicable Law	57
18.6	Exhaustion of Claims Procedure	58
18.7	Limitation Period for Actions under the Plan	58
18.8	Forum for Legal Actions under the Plan	58
18.9	No Guarantee	58
18.10	Severability	58
18.11	Internal Revenue Service Approval	58

Article 19.	Amendment and Termination	60

19.1	Amendment	60

19.2	Full Vesting Upon Termination of the Plan	60
19.3	Distribution Upon Termination of the Plan	60
19.4	Trust to Be Applied Exclusively for Participants and Beneficiaries	61

Article 20.	Plan Participation	62

20.1	Additional Employers	62
20.2	Withdrawal from Plan Participation	62
20.3	Company as Agent for Employers	62

Article 21.	Top-Heavy Provisions	63

21.1	Application of Top-Heavy Provisions	63
21.2	Definitions for Article 21	63
21.3	Minimum Contribution	65
21.4	Collective Bargaining Agreements	65

Article 1.                                            Establishment, Name and Purpose of the Plan

1.1                               Establishment, Amendment and Restatement of the Plan

Effective April 22, 1993, AptarGroup, Inc.  (the “Company”) established the AptarGroup, Inc. Profit Sharing and Savings Plan (the “Plan”) for the exclusive benefit of its Eligible Employees to accumulate funds and share in the profits of the Company and to assist such Employees in providing for their retirement.  The Plan is designated as a “profit sharing plan” within the meaning of Treasury Regulation section 1.401-1(a)(2)(ii).  The Plan is intended to meet the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations promulgated thereunder by the U.S. Department of Labor, and the provisions of the Plan shall be construed and interpreted to meet such requirements.  This amendment and restatement of the Plan shall, except as otherwise specified herein, be effective as of January 1, 2014.

1.2                               Purpose of the Plan

The purpose of the Plan is to permit Employees of the Employers to accumulate funds and share in the profits of the Employers, to provide a tax-effective method for Employees of the Employers to save, on a regular and long-term basis, for retirement and to provide payments to Participants upon their Severance from Service or their Beneficiaries.

1.3                               Provisions of the Plan

Except as otherwise specified herein, the provisions of the Plan are applicable only to the Employees who are eligible to participate in the Plan on or after January 1, 2014.  Any Participant whose employment terminated before January 1, 2014 (or a Beneficiary of such a Participant) shall have his rights determined under the provisions of the Plan as in effect on the date the Participant’s employment relationship with the Employers terminated, except as may be provided elsewhere in the Plan and as required by statute or regulation.

Article 2.                                            Definitions

2.1                               Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

(a)                                 “Account” means the separate account maintained for each Participant which represents the Participant’s total proportionate interest in the Trust Fund as of any Accounting Date and which consists of the sum of—

(1)                                 his Company Matching Contributions Account;

(2)                                 his Participant Contributions Account; and

(3)                                 his Prior Employer Account.

(b)                                 “Accounting Date” means the last day of each calendar quarter or such other additional date or dates as the Committee may designate, from time to time, as Accounting Dates.

(c)                                  “Affiliate” means—

(1)                                 any corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer;

(2)                                 any trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer;

(3)                                 any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes (i) an Employer, (ii) a corporation described in clause (1) of this definition or (iii) a trade or business described in clause (2) of this definition; or

(4)                                 any other entity required to be aggregated with an Employer pursuant to regulations promulgated by the U.S. Treasury Department under section 414(o) of the Code.

A corporation, trade or business, organization or other entity shall be an Affiliate only for such periods of time during which such corporation, trade or business, organization or other entity is described in the previous sentence.

(d)                                 “Basic Salary Reduction Contribution” means the Salary Reduction Contributions elected and made on behalf of a Participant which are not in excess of six percent (6%) (or such other percentage as is established by an Employer from time to time as applicable to any specific group of its Participants) of his Compensation and which are eligible for the Company Matching Contribution.

(e)                                  “Beneficiary” means any person designated by a Participant under Article 13 to receive benefits, which may be payable under the Plan upon or after the Participant’s death.

(f)                                   “Board of Directors” or “Board” means the board of directors of the Company.

(g)                                  “Break in Service” means a cessation of crediting Hours of Service when the Employee—

(1)                                 resigns, is discharged, retires or dies;

(2)                                 fails to report for work within the period required under the law pertaining to veterans’ reemployment rights under USERRA after the Employee is released from military duty with the armed forces of the United States, in which case the Employee’s Break in Service shall be deemed to have occurred on the first day of the Employee’s authorized leave of absence for such military duty; or

(3)                                 is on an authorized leave of absence and fails to return to employment, in which case the Employee’s Break in Service shall be deemed to have occurred on the first day of the Employee’s authorized leave of absence.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(i)                                     “Committee” means the committee whose members are appointed by the Board of Directors or the Compensation Committee of the Board of Directors pursuant to Section 16.1(a) to administer the Plan.

(j)                                    “Company” means AptarGroup, Inc.

(k)                                 “Company Matching Contribution” means the contribution made by an Employer on behalf of an eligible Participant, conditioned on the making of Salary Reduction Contributions, as described in Section 7.1(c).

(l)                                     “Company Matching Contributions Account” means the separate account that represents the value of a Participant’s Company Matching Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(m)                             “Company Stock” means the common stock of the Company.

(n)                                 “Company Stock Fund” means an Investment Fund which is designed to invest primarily in shares of Company Stock that are qualifying employer securities.

(o)                                 “Compensation” means a Participant’s total pay for services rendered to the Employer as an Employee, including short term disability payments, overtime, bonuses, commissions and incentive pay (in the year paid), but excluding:

(1)                                 any noncash compensation, including any amounts contributed by an Employer for the Employee’s benefit under the Plan or any other profit sharing, pension,

stock bonus, or other retirement or benefit plan, arrangement or policy maintained by an Employer; provided, however, that deferrals pursuant to any cash or deferred arrangement under section 401(k) of the Code, any amounts excluded from wages by reason of an Employee’s election to reduce wages in lieu of benefits under section 125 of the Code and any elective amounts that are not includible in the gross income of the Employee by reason of section 132(f)(4) of the Code shall be included in Compensation;

(2)                                 any reimbursements for medical, dental, or travel expenses, automobile allowances, relocation allowances, educational assistance allowances or other special allowances and awards;

(3)                                 any income realized for federal income tax purposes as a result of (i) group life insurance, (ii) the personal use of an Employer-owned automobile, (iii) the grant or exercise of an option or options to acquire shares of stock of any Employer, the receipt of a cash appreciation payment related to shares of stock of any Employer (whether or not related to or in lieu of the exercise of such an option or options), the disposition of shares acquired on exercise of such an option or (iv) the transfer of restricted shares of stock or restricted property of any Employer, or the removal of any such restrictions;

(4)                                 any compensation received while on a leave of absence from active work and any severance pay or unused vacation pay paid as a result of the Employee’s Severance from Service; and

(5)                                 any compensation paid or payable to the Employee, or to any governmental body or agency on account of the Employee, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the Employee’s voluntary or involuntary termination of employment with any Employer.

In no event shall the Plan take into account an Employee’s annual Compensation in excess of $200,000, as adjusted for cost-of-living increases pursuant to section 401(a)(17)(B) of the Code.  For a period consisting of fewer than 12 months, the limitation on the amount of Compensation that can be taken into account under the Plan is the amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in such period and the denominator of which is 12.

(p)                                 “Compensation Committee of the Board of Directors” or “Compensation Committee” means the compensation committee of the Board of Directors.

(q)                                 “Eligible Employee” means any hourly or salaried Employee of an Employer whose base of employment is within the United States or any Employee who is a United States citizen participating in the United States Social Security program.  Notwithstanding the foregoing, the term “Eligible Employee” shall not include:

(1)                                 an Employee who is an active participant in, or eligible for active participation in, any other Employer-sponsored defined contribution plan which is intended to be qualified under section 401(a) of the Code;

(2)                                 an employee of an entity acquired by an Employer unless the Board of Directors has adopted a resolution to the effect that Employees of such entity are Eligible Employees as of a specified date; or

(3)                                 an Employee the terms of whose employment are subject to a collective bargaining agreement which does not provide for the coverage of such Employee hereunder.

(r)                                    “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a qualified trust under section 401(a) of the Code, a qualified annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan.

Notwithstanding anything herein to the contrary, a distributee may make a direct rollover distribution to a Roth individual retirement account described in section 408A(e) of the Code if such distribution meets the requirements of section 402(c) of the Code.

(s)                                   “Eligible Rollover Distribution” means a distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution shall not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (iii) any distribution which is made upon the hardship of the Employee.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to (i) an individual retirement account or annuity described in section 408(a) or (b) of the Code, or (ii)  another qualified plan described in section 401(a) of the Code or an annuity contract described in section 403(b) of the Code, provided that such plan or annuity contract agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(t)                                    “Employee” means any individual who is employed by an Employer, other than—

an individual (i) whose services are rendered pursuant to an agreement or arrangement (written or oral) (a) as an independent contractor, (b) with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer, or (c) that contains a waiver of participation in the Plan; or (ii) who is not treated as an employee of an Employer on the Employer’s payroll records (notwithstanding any determination by a court or administrative agency that such individual is an employee of an Employer).

(u)                                 “Employer” means the Company or an Affiliate that has adopted or hereafter adopts the Plan pursuant to Article 20.

(v)                                 “Employment Commencement Date” means the date that an Employee completes his first Hour of Service for an Employer or an Affiliate.

(w)                               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(x)                                 “Five-Percent Owner” means an Employee who is a five-percent (5%) owner as defined in section 416(i)(1)(B)(i) of the Code.

(y)                                 “Forfeiture” means any portion of a Participant’s Company Matching Contributions Account, which is not distributable under Article 11 because the Participant is not vested in such portion at his Severance from Service.

(z)                                  “Highly Compensated Employee” means any Employee of an Employer who—

(1)                                 was a Five-Percent Owner during the current Plan Year or the preceding Plan Year; or

(2)                                 for the preceding Plan Year, received compensation (as defined in section 414(q)(4) of the Code) from the Employer and all Affiliates in excess of $80,000 (as adjusted for cost-of-living pursuant to section 414(q) of the Code).

(aa)                          “Hour of Service” means each hour for which—

(1)                                 an Employee is directly or indirectly compensated or entitled to be compensated for his performance of duties for an Employer as an Employee (with each overtime hour being taken into account as if it were a normal work hour);

(2)                                 an Employee is directly or indirectly compensated, or entitled to be compensated by an Employer with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties, if—

(A)                               an Employee is directly or indirectly compensated, or entitled to be compensated, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or disability insurance laws; or

(B)                               an Employee is reimbursed for medically related expenses; or

(3)                                 back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided, however, the same Hours of Service shall not be credited under both subparagraph (3) and subparagraphs (1) or (2) above.

An Hour of Service shall not include an hour for which—

(1)                                 an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or disability insurance laws; or

(2)                                 an Employee is reimbursed for medically related expenses.

The crediting of Hours of Service to the appropriate computation period shall be made pursuant to rules stated in Department of Labor Regulation section 2530.200b-2(c).

(bb)                          “Investment Fund” means any investment fund selected by the Committee as an investment vehicle for the Trust Fund.  The Committee shall have the discretion to select and terminate such investment funds, as it shall deem appropriate.

(cc)                            “Leased Employee” means any person who, pursuant to an agreement between an Employer and a leasing organization, has performed services for the Company (or for the Company and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, where such services are performed under the “primary direction or control” (within the meaning of section 414(n)(2)(C) of the Code) of the Company.

(dd)                          “Normal Retirement Age” means age 65.

(ee)                            “One-Year Break in Service” means a Plan Year in which an Employee who has a Break in Service has fewer than 501 Hours of Service.

An Employee who is absent from work for a leave of absence due to Parental Leave or a leave of absence of up to 12 weeks under the Family and Medical Leave Act of 1993, as amended, shall be credited with the number of Hours of Service, not in excess of 501, equal to—

(1)                                 the number of Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

(2)                                 in any case in which the number of Hours of Service described in subparagraph (1) above cannot be determined, eight (8) Hours of Service per day of such absence.

The Hours of Service described in this Section 2.1(ee) shall be credited only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One-Year Break in Service in such Plan Year solely because of this paragraph or, in any other case, in the immediately following Plan Year.

(ff)                              “One-Year Period of Severance” means each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that such Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

Solely for purposes of determining whether a One-Year Period of Severance has occurred, but not for purposes of determining Vesting Service, in the case of an Employee who is absent from work on account of a Parental Leave or a leave under the Family and Medical Leave Act of 1993, as amended, the 12-consecutive-month period beginning on the second anniversary of the first day of such leave shall constitute a One-Year Period of Severance, provided the Employee does not perform an Hour of Service during such period of absence.

(gg)                            “Parental Leave” means the absence of an Employee from employment with the Company or an Affiliate pursuant to an approved leave of absence by reason of the Employee’s maternity or paternity.  For purposes of this Section 2.1(gg), an absence from work by reason of maternity or paternity means an absence—

(1)                                 due to the pregnancy of the Employee or the Employee’s Spouse;

(2)                                 due to the birth of a child of the Employee;

(3)                                 due to the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(4)                                 due to the Employee caring for his newborn child or a child placed with the Employee in connection with the Employee’s adoption of the child.

In order for an Employee to obtain approval for such a leave of absence, the Company or an Affiliate may reasonably require the Employee to establish that his absence from work is for one of the foregoing reasons and to verify the length of the period of such absence.

(hh)                          “Participant” means an Eligible Employee who has met and continues to meet the eligibility requirements as described in Section 3.1, 4.1, 5.1 or 6.1 and who has elected to participate in the Plan.  An individual shall cease to be a Participant upon the complete distribution of his Account.

(ii)                                  “Participant Contributions Account” means a separate account that consists of the following subaccounts:

(1)                                 the Salary Reduction Contributions Account; and

(2)                                 the Rollover Contributions Account.

(jj)                                “Plan” means the AptarGroup, Inc. Profit Sharing and Savings Plan.

(kk)                          “Plan Year” means any calendar year beginning January 1 and ending December 31.

(ll)                                  “Prior Employer Account” means the separate account that represents the value of a Participant’s benefit transferred to the Plan from another plan, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(mm)                  “Qualified Reservist” means an individual who (i) is a member of a reserve component (defined in 37 U.S.C. § 101 to mean the Army National Guard of the United States, the Army Reserve, the Naval Reserve, the Marine Corps Reserve, the Air National Guard of the United States, the Air Force Reserve, the Coast Guard Reserve or the Reserve Corps of the Public Health Service) and (ii) is ordered or called to active duty for a period in excess of 179 days or for an indefinite period after September 11, 2001.

(nn)                          “Reemployment Commencement Date” means the first day following a Break in Service or Severance from Service for which an Employee is entitled to be credited with an Hour of Service.

(oo)                          “Rollover Contribution” means the contribution made by a Participant, as described in Section 7.9.

(pp)                          “Rollover Contributions Account” means the separate subaccount that represents the value of a Participant’s Rollover Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(qq)                          “Salary Reduction Contribution” means the contribution made by an Employer on behalf of a Participant, as described in Section 7.1(a) or (b).

(rr)                                “Salary Reduction Contributions Account” means the separate subaccount that represents the value of a Participant’s Salary Reduction Contributions, as adjusted for gains and losses in the Trust Fund in accordance with the provisions of the Plan, less any prior withdrawals and distributions.

(ss)                              “Severance from Service” means the date on which the earlier of the following occurs—

(1)                                 the date on which the Employee quits, retires, is discharged or dies;

(2)                                 the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) from the Company or an Affiliate for any reason other than resignation, retirement, discharge, death or military leave; provided, however, that in the case of a military leave the Employee returns to employment with the Employer within the period required under the law pertaining to veterans’ reemployment rights under USERRA; or

(3)                                 the second anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Company or an Affiliate for a reason of a Parental Leave.

(tt)                                “Spouse” means, effective September 16, 2013, the individual to whom an Employee is validly married under state or foreign law.

(uu)                          “Total Disability” means a disability of a Participant that qualifies him for, and he is receiving disability benefits under, (i) the Social Security Act or (ii) under any long-term disability benefit plan maintained by his Employer, and the Committee determines that the disability will be of permanent duration.

(vv)                          “Trust” means any trust created under a Trust Agreement.

(ww)                      “Trust Agreement” means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest and dispose of any Trust Fund.

(xx)                          “Trustee” means the person or persons acting as trustee under a Trust Agreement at any time of reference.  The Trustee shall be a fiduciary under the Trust Agreement.

(yy)                          “Trust Fund” means the assets of every kind and description held under the Trust Agreement forming a part of the Plan.

(zz)                            “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

(aaa)                   “Vesting Service” means a period of service for vesting purposes.  An Employee shall receive credit for Vesting Service, for purposes of Article 9, in accordance with reasonable and uniform standards and policies adopted by the Committee from time to time, which standards and policies shall be consistently observed; provided, however, that—

(1)                                 Vesting Service is determined equal to his period of employment beginning with the Employee’s Employment Commencement Date and ending with the Employee’s Severance from Service;

(2)                                 Vesting Service shall be expressed and determined in full and fractional years; and

(3)                                 all periods of credited Vesting Service shall be aggregated.

2.2                               Gender and Number

Whenever used herein, singular words shall include the plural and masculine words shall include the feminine unless the context clearly indicates a distinction.  Certain other definitions, as required, appear in the following Articles of the Plan and Trust.

2.3                               Written Form

Various notices provided by the Company or Committee, and various elections made by a Participant, are required to be in written form.  Except as otherwise provided under regulations promulgated by the U.S. Treasury Department or the U.S. Department of Labor or other guidance, these notices and elections may be conveyed through an electronic medium.

2.4                               References to the Board of Directors

A reference to any action of the Board of Directors shall mean an action of the Compensation Committee of the Board of Directors or the Committee, if the Board has delegated the power to take such action to the Compensation Committee or the Committee.

Article 3.                                            Eligibility and Participation

3.1                               Eligibility and Participation

Subject to the provisions of Articles 4, 5 and 6, each Eligible Employee of an Employer will become eligible to participate in the Plan as set forth below:

(a)                                 if a full-time Employee, on the first day of the month following the one-month (1) anniversary of his Employment Commencement Date; and

(b)                                 if a part-time Employee, the first day of the month following—

(1)                                 the 12-month period commencing with his Employment Commencement Date if he is credited with at least 1,000 Hours of Service during that period; or

(2)                                 the first Plan Year commencing after his Employment Commencement Date in which he is credited with at least 1,000 or more Hours of Service.

Each Eligible Employee who has satisfied the requirement of clause (a) or (b) of this Section 3.1 shall become a Participant as soon as administratively practicable after the date the Employee satisfies either such requirement and shall be deemed to have made an election to have Salary Reduction Contributions made on the Employee’s behalf in an amount equal to three percent (3%) of his Compensation, unless the Employee makes an election either (i) not to make Salary Reduction Contributions to the Plan or (ii) to have Salary Reduction Contributions made on the Employee’s behalf in the same or a different percentage in accordance with Section 7.1.

3.2                               Employees Making Rollover Contributions

An Eligible Employee who makes a Rollover Contribution in accordance with Section 7.9 before satisfying the requirements of Section 3.1 shall be deemed a Participant for purposes only of the Rollover Contribution and not for any other purpose, other than loans and withdrawals described under Article 10, until such Eligible Employee satisfies the requirements of Section 3.1 and subsequently becomes a Participant.

3.3                               Duration of Participation

No Participant shall have any right to revoke, modify or discontinue his participation or withdraw from the Plan, except as expressly provided herein.  A Participant shall continue to be a Participant for as long as he is entitled to receive any benefits under the Plan.  After receiving all benefits to which he is entitled hereunder, he shall cease to be a Participant unless and until he thereafter becomes eligible to again become a Participant.

Article 4.                                            Transferred Employees

4.1                               Eligibility

(a)                                 An Eligible Employee of an Affiliate that has not adopted the Plan pursuant to Section 20.1 whose employment is transferred to an Employer shall be eligible to participate in the Plan as soon as administratively practicable after the date he is transferred to employment with the Employer—

(1)                                 if the Eligible Employee is full-time and his one-month (1) anniversary of his Employment Commencement Date had already occurred; or

(2)                                 if the Eligible Employee is part-time and he had completed 1,000 or more Hours of Service—

(A)                               in the 12-month period commencing with his Employment Commencement Date; or

(B)                               during a Plan Year commencing after his Employment Commencement Date.

(b)                                 Every other Eligible Employee shall become eligible to participate in the Plan as described in Section 3.1.

4.2                               Vesting Service

(a)                                 An Employee of an Affiliate that has not adopted the Plan pursuant to Section 20.1 who is transferred from employment where he becomes an Eligible Employee of an Employer shall be credited with Vesting Service for all of his employment with such Affiliate before such transfer.

(b)                                 Any Participant whose employment is transferred to an Affiliate that has not adopted the Plan pursuant to Section 20.1 shall continue to accrue Vesting Service under the Plan during the period he is employed by such Affiliate.  Any benefit to which he may become entitled under the Plan shall be determined on the basis of his Vesting Service before and after the date of such transfer.

Article 5.                                            Special Provisions for Participants Who Enter the Armed Forces

Notwithstanding any provision in the Plan to the contrary, eligibility and Vesting Service as described in this Article 5, contributions as described in Section 7.10 and loan payments as described in Section 10.1 with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

5.1                               Eligibility

If an Eligible Employee is absent from employment on account of qualified military service (as defined in section 414(u)(5) of the Code) and is entitled to reemployment rights under USERRA, his period of military service shall count towards his eligibility for purposes of Section 3.1.

5.2                               Vesting Service

If an Eligible Employee is absent on account of qualified military service (as defined in section 414(u)(5) of the Code) and is entitled to reemployment rights under USERRA, his period of military service shall count towards his Vesting Service.

Article 6.                                            Rehired Employees

6.1                               Eligibility Service

(a)                                 Any Employee who is reemployed as an Eligible Employee shall be eligible to participate in the Plan effective as of his Reemployment Commencement Date if he met the eligibility requirements of Section 3.1 as of his prior Severance from Service, except that his Salary Reduction Contributions shall not commence until it is administratively practicable.

(b)                                 Rehired as a Full-time Employee.

(1)                                 An Eligible Employee who is not described in Section 6.1(a) and who is subsequently reemployed as a full-time Eligible Employee before incurring a One-Year Period of Severance shall be eligible to participate in the Plan on the later to occur of—

(A)                               the first of the month following the one (1) month anniversary of his Employment Commencement Date; and

(B)                               his Reemployment Commencement Date.

(2)                                 An Eligible Employee who is not described in Section 6.1(a) and who is subsequently reemployed as a full-time Eligible Employee after incurring a One-Year Period of Severance shall be eligible to participate in the Plan the first of the month following the one (1) month anniversary of his Reemployment Commencement Date.

(c)                                  Rehired as a Part-time Employee.

(1)                                 An Eligible Employee who is not described in Section 6.1(a) and who is subsequently reemployed as a part-time Eligible Employee before incurring a One-Year Break in Service shall be eligible to participate in the Plan as determined under Section 3.1, taking into account the Hours of Service credited to him prior to such reemployment.

(2)                                 An Eligible Employee who is not described in Section 6.1(a) and who is subsequently reemployed as a part-time Eligible Employee after incurring a One-Year Break in Service shall be eligible to participate in the Plan in accordance with Section 3.1.

6.2                               Vesting Service

If an Eligible Employee who has had a Severance from Service is subsequently reemployed as an Eligible Employee—

(a)                                 before a One-Year Period of Severance occurs, then the Vesting Service the Employee had at such Severance from Service shall be reinstated upon the Employee’s reemployment and, if such Severance from Service resulted from resignation, discharge or retirement, the Employee shall receive credit for Vesting Service for the period between the Employee’s Severance from Service and the Employee’s reemployment; or

(b)                                 after a One-Year Period of Severance occurs, then the Vesting Service the Employee had at such Severance from Service shall be reinstated upon the Employee’s reemployment but the Employee shall not receive credit for Vesting Service for the period between the Employee’s Severance from Service and the Employee’s reemployment.

6.3                               Restoration of Forfeitures

If a Participant with respect to whom an amount was deemed a Forfeiture as described in Section 11.4 is reemployed as an Eligible Employee before he incurs five (5) consecutive One-Year Periods of Severance, then such Forfeiture shall be restored to his Company Contributions Account as of the Accounting Date coincident with or next following his Reemployment Commencement Date.  If he is reemployed on or after he incurs five (5) consecutive One-Year Periods of Severance, then the Forfeiture shall not be restored to his Company Contributions Account.

Article 7.                                            Contributions

7.1                               Salary Reduction and Company Matching Contributions

For each Plan Year, an Employer shall contribute Salary Reduction Contributions pursuant to Section 7.1(a) and (b) below.  In addition, an Employer may make Company Matching Contributions, determined as provided in Section 7.1(c) below.  The amount of each of these contributions is as set forth in this Section 7.1, subject to the limitations described under Sections 7.5, 7.6 and 7.7 of this Article, or the administrative action taken in accordance with Section 7.7(d) of this Article.

(a)                                 Salary Reduction Contributions.

(1)                                 Any Employee eligible to participate in the Plan under Section 3.1 may elect, in a manner prescribed by the Committee, to reduce his Compensation by whole percentages up to 25%.

Such amounts by which such an Employee elects to reduce his Compensation in accordance with this Section 7.1(a) shall be contributed to the Plan on his behalf by his Employer as a Salary Reduction Contribution.  Such election shall be effective with the first payroll period as soon as administratively feasible beginning after the election.

(2)                                 An Employee who does not make an election pursuant to Section 7.1(a)(1) and who does not elect to decline participation in the Plan, shall be automatically enrolled in the Plan pursuant to Section 3.1, contributing three percent (3%) of his Compensation as a Salary Reduction Contribution.

(3)                                 A Participant may elect at any time, in a manner prescribed by the Committee, to increase, decrease or voluntarily cease his Salary Reduction Contributions, within the percentage limits stated in Section 7.1(a)(1).  Such election shall be effective with the first payroll period as soon as administratively feasible beginning after the election.

(b)                                 Catch-up Contributions.  An Employee who is eligible to make Salary Reduction Contributions and who has attained age 50 before the end of a Plan Year shall be eligible to make “catch up” Salary Reduction Contributions for such Plan Year and subsequent Plan Years in which he is a Participant.  Catch-up contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code, the regulations promulgated thereunder by the U.S. Treasury Department and such other rules and limitations prescribed by the Committee from time to time; provided, however, that the amount of catch-up contributions made on behalf of a Participant during a calendar year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($5,000 or such other amount as may be permitted under section 414(v)(2) of the Code).  Catch-up contributions shall not be eligible for Company Matching Contributions and shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 402(g), 410(b) and 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(c)                                  Company Matching Contributions.

(1)                                 An Employer may make a Company Matching Contribution on behalf of each Participant in its employ for whom Basic Salary Reduction Contributions have been made during a Plan Year.  The Employer’s Company Matching Contribution shall be equal to a specified percentage of the eligible Participant’s Basic Salary Reduction Contributions.

(2)                                 The specified percentage, which may be different with respect to different groups of Participants, shall be determined from time to time by the Board of Directors.

(3)                                 For each Plan Year, each Employer shall also make a supplemental Company Matching Contribution on behalf of each Participant who on the last day of such Plan Year is employed by such Employer in respect of such Participant’s Basic Salary Reduction Contributions for such Plan Year, in an amount equal to the excess of the percentage of the Participant’s Basic Salary Reduction Contributions for the Plan Year over the Company Matching Contributions made on behalf of such Participant pursuant to this Section 7.1(c)(1) for such Plan Year.

(d)                                 Administration.  The Committee may adopt rules concerning the administration of this Section 7.1.

7.2                               Payment of Contributions to the Trust

(a)                                 Salary Reduction Contributions.  Salary Reduction Contributions made on behalf of each Participant shall be paid by the Company to the Trustee as soon as practicable after the end of each pay period with respect to which each contributions were withheld and allocated to such Participant’s Salary Reduction Account as of the end of each such pay period or as soon as administratively practicable.  In no event, however, shall the Salary Reduction Contributions be paid by the Company to the Trustee no later than the 15th business day of the month following the month in which the Salary Reduction Contributions are withheld from Compensation or received by an Employer.

(b)                                 Company Matching Contributions.  The Company Matching Contributions made on behalf of each Participant shall be paid by the Company to the Trustee as soon as practicable after the end of each pay period with respect to which Basic Salary Reduction Contributions have been made on behalf of the Participant and allocated to such Participant’s Company Matching Contributions Account as of the end of each calendar month.  The Company shall be deemed to have paid the Trustee on the last day of the preceding taxable year if the payment is on account of such taxable year and is made not later than the time prescribed by law for filing the return for such taxable year, including extensions thereof.

7.3                               Contingency of Contributions on Profits

The Plan is designated as a profit sharing plan under section 401(a) of the Code.  However, payment by an Employer of contributions to the Plan shall not be contingent upon the existence of current or accumulated profits of the Employer.

7.4                               Application of Forfeitures

Forfeitures occurring during any Plan Year in the Account of a Participant shall be used to reduce administrative expenses of the Plan.  Any remaining forfeitures shall be used to reduce future Company Matching Contributions due under Section 7.1(c).

7.5                               Limitations on Annual Account Additions

(a)                                 Limitation.  Contributions to the Plan shall not exceed the limitation set forth in section 415 of the Code and the regulations promulgated thereunder by the U.S. Treasury Department, which are expressly incorporated by reference herein, including but not limited to, the rules set forth in this Section 7.5.  Notwithstanding any other provision of the Plan, the amount allocated to each Account for any Limitation Year shall be limited so that the aggregate annual additions for such year to the Participant’s Account and to the Participant’s accounts in all other defined contribution plans maintained by an Employer shall not exceed the lesser of—

(1)                                 $40,000 (as adjusted pursuant to section 415(d) of the Code); and

(2)                                 100% of the Participant’s “compensation” for such Limitation Year (or such other percentage of compensation set forth in section 415(c) of the Code).

For purposes of this Section 7.5, the “annual additions” to a Participant’s Account and to the Participant’s account in any other defined contribution plan maintained by an employer is the sum for such Limitation Year of:

(1)                                 the amount of employer contributions (including Salary Reduction Contributions) allocated to the Participant’s Account and such account(s), excluding, however, (X) Salary Reduction Contributions that are “catch-up contributions” made pursuant to section 414(v) of the Code, (Y) excess deferrals that are distributed in accordance with section 402(g) of the Code and (Z) restorative payments (within the meaning of Treasury Regulation section 1.415(c)-1(b)(2)(ii)(C));

(2)                                 the amount of forfeitures allocated to the Participant’s Account;

(3)                                 the amount of contributions by the Participant to any such plan, but excluding any Rollover Contributions or loan repayments;

(4)                                 the amount allocated on behalf of the Participant to any individual medical benefit account (as defined in section 415(1) of the Code or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-

retirement medical benefits account established pursuant to section 419A(d)(1) of the Code); and

(5)                                 the amount of mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant to a defined benefit plan, regardless of whether such plan is subject to the requirements of section 411 of the Code.

(b)                                 Additional Definitions.  For the purpose of this Section 7.5 only, the following terms shall have these meanings:

(1)                                 “Any defined benefit plan” shall have the meaning set forth in Treasury Regulation section 1.415(b)-1(a)(2).

(2)                                 “Any defined contribution plan” shall have the meaning set forth in Treasury Regulation section 1.415(c)-1(a)(2).

(3)                                 “Limitation year” shall mean the Plan Year.

(4)                                 “Compensation” shall have the meaning set forth in Treasury Regulation section 1.415(c)-2(d)(4).

(5)                                 “Employer” shall mean the Company and its Affiliates.

7.6                               Limitations on Salary Reduction Contributions

Notwithstanding the provisions of Section 7.1(a) and (b) (relating to Salary Reduction Contributions), Salary Reduction Contributions for any calendar year shall not exceed the dollar amount prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(5) of the Code).

If, for any calendar year, a Participant determines that the aggregate of the (i) Salary Reduction Contributions to the Plan and (ii) amounts contributed under all other plans or arrangements described in sections 401(k), 408(k) and 403(b) of the Code, including those maintained by an Employer, an Affiliate and any other employer, will exceed the limit imposed by this Section 7.6 for the calendar year in which such contributions were made (“Excess Salary Reduction Contributions”), such Participant shall be permitted, pursuant to such rules and at such time prior to the April 15 following such calendar year as determined by the Committee, to submit a written request for the distribution of an amount equal to or less than the amount of such excess contributions.  The request described in this Section 7.6 shall be made on a form designated by the Committee and shall specify the amount of such excess contributions and the amount to be distributed from the Plan.  The request shall be accompanied by the Participant’s written statement that if such amount is not distributed, the amounts contributed by the Participant under all plans and arrangements described under sections 401(k), 408(k) and 403(b) of the Code will exceed the limit for such Participant under section 402(g) of the Code.  The Committee shall direct the Trustee to distribute such amount (adjusted for gains and losses) no later than such April 15.  If amounts are distributed pursuant to this Section 7.6, any corresponding Company Matching Contributions allocated to the Participant’s Company Matching Contributions Account

(adjusted for gains and losses) shall be forfeited.  The amount of any gains or losses allocable to Excess Salary Reduction Contributions and forfeited Company Matching Contributions shall be determined pursuant to applicable regulations promulgated by the U.S. Treasury Department.  Notwithstanding the provisions of this paragraph, any Excess Salary Reduction Contributions distributed in accordance with this paragraph shall not be treated as “annual additions” for purposes of Section 7.5 (relating to statutory limitations on allocations to accounts) and shall be included for purposes of the tests described in Section 7.7 (relating to limitations on contributions for highly compensated employees) to the extent required by law.

7.7                               Limits on Contributions for Highly Compensated Employees

(a)                                 Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code.  Notwithstanding the provisions of Section 7.1(a) and(b), if the Salary Reduction Contributions made pursuant to Section 7.1(a) and (b) for a Plan Year fail, or in the judgment of the Committee are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 7.7(d)(1) shall be made.  Any Salary Reduction Contributions which are “catch-up contributions” described in Section 7.1(b) shall not be considered for purposes of determining whether the tests set forth in paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed by Section 7.7(d)(1).

(1)                                 The HCE average deferral percentage for such year does not exceed the product of the NHCE average deferral percentage for such year and one and one-quarter (1.25).

(2)                                 The HCE average deferral percentage for such year (i) does not exceed the NHCE average deferral percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average deferral percentage for such year and two (2).

(b)                                 Actual Contribution Percentage Test Imposed by Section 401(m) of the Code.  Notwithstanding the provisions of Section 7.1(c), if the aggregate of the Company Matching Contributions made pursuant to Section 7.1 for a Plan Year fail, or in the judgment of the Committee are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 7.7(d)(2) shall be made.

(1)                                 The HCE average contribution percentage for such year does not exceed the product of the NHCE average contribution percentage for such year and one and one-quarter (1.25).

(2)                                 The HCE average contribution percentage for such year (i) does not exceed the NHCE average contribution percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average contribution percentage for such year and two (2).

(c)                                  Definitions and Special Rules.  For purposes of this Section 7.7, the following definitions and special rules shall apply:

(1)                                 The “actual deferral percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section 7.7 relating to Salary Reduction Contributions.  The actual deferral percentage test shall be satisfied if either of such tests are satisfied.

(2)                                 The “HCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make Salary Reduction Contributions for the current Plan Year and who are Highly Compensated Employees for the current Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the employer contributions for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee.  For this purpose, “employer contributions” shall mean Salary Reduction Contributions, but excluding any Salary Reduction Contributions that are taken into account under the actual contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without exclusion of such contributions).

(3)                                 The “NHCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make Salary Reduction Contributions for the immediately preceding Plan Year and who were not Highly Compensated Employees for the immediately preceding Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent (.01%), of the employer contributions for the benefit of such Eligible Employee for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee.  For this purpose, “employer contributions” shall mean Salary Reduction Contributions (including excess deferrals), but excluding (i) excess deferrals that arise solely from Salary Reduction Contributions made under this Plan or other plans maintained by the Employers and Affiliates and (ii) any Salary Reduction Contributions that are taken into account under the actual contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without exclusion of such Salary Reduction Contributions).  Notwithstanding the foregoing, in the event of a “plan coverage change” during a Plan Year (as such term is defined in Treasury Regulation section 1.401(k)-2(c)(4)(iii)(A)), the “NHCE average deferral percentage” for such Plan Year shall be determined in accordance with Treasury Regulation section 1.401(k)-2(c)(4).

(4)                                 The “actual contribution percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section 7.7 relating to Company Matching Contributions.  The actual contribution percentage test shall be satisfied if either of such tests are satisfied.

(5)                                 The “HCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to have

Company Matching Contributions made for their benefit for the current Plan Year and who are Highly Compensated Employees for the current Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent (.01%), of the Company Matching Contributions made for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee.

(6)                                 The “NHCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to have Company Matching Contributions and Salary Reduction Contributions made for their benefit for the immediately preceding Plan Year and who were not Highly Compensated Employees for the immediately preceding Plan Year.  Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the Company Matching Contributions made for the benefit of such Eligible Employee for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee.  Notwithstanding the foregoing, in the event of a “plan coverage change” during a Plan Year (as such term is defined in Treasury Regulation section 1.401(m)-2(c)(4)(iii)(A)), the “NHCE average contribution percentage” for such Plan Year shall be determined in accordance with Treasury Regulation section 1.401(m)-2(c)(4).

(7)                                 The term “compensation” shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Committee, any other meaning in accordance with the Code for these purposes.  In any event, the term “compensation” shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).

(8)                                 If the Plan and one or more other plans of an Employer to which Salary Reduction Contributions, matching contributions or employee contributions (as such terms are defined for purposes of section 401(m) of the Code), or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code), are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section.  If a Highly Compensated Employee participates in the Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section 7.7.

(9)                                 The Committee may elect for any Plan Year to exclude from consideration any participant who is not a Highly Compensated Employee and who has either (i) not attained the age of 21 years or (ii) not completed six (6) months of service; provided, however, that the group of such excluded participants separately satisfies the minimum coverage test of section 410(b) of the Code.

(d)                                 Adjustments to Comply with Limits

(1)                                 Adjustments to Comply with Actual Deferral Percentage Test.  The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test will be satisfied during a Plan Year, and, if it appears to the Committee that such test will not be satisfied, the Committee shall take such steps as it deems necessary or appropriate to adjust the Salary Reduction Contributions made pursuant to Section 7.1(a) and (b) for all or a portion of the remainder of such Plan Year for the benefit of some or all of the Highly Compensated Employees to the extent necessary in order for the actual deferral percentage test to be satisfied.  If, after the end of the Plan Year, the Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the actual deferral percentage test was not satisfied, the Committee shall calculate a total amount by which Salary Reduction Contributions must be reduced in order to satisfy such test in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”).  The amount of Salary Reduction Contributions to be reduced for each Participant who is a Highly Compensated Employee shall be determined by first reducing the Salary Reduction Contributions of each Participant whose actual dollar amount of Salary Reduction Contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of Salary Reduction Contributions made for such Plan Year on behalf of any Highly Compensated Employee or until the total reduction equals the excess contributions amount.  If further reductions are necessary, then the Salary Reduction Contributions on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of Salary Reduction Contributions for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence.  Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.  The portion of a Participant’s Salary Reduction Contributions to be reduced in accordance with this Section 7.7(d)(1) shall be recharacterized as an after-tax contribution, and the Participant shall be notified of such recharacterization and the tax consequences thereof no later than two and one-half (2½) months after the end of the Plan Year.  The amount of a Participant’s Salary Reduction Contributions to be reduced in accordance with this Section 7.7(d)(1) shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Section 7.6 in order to comply with the limitations of section 402(g) of the Code.  The amount of any income or loss allocable to any such reductions shall be determined pursuant to the applicable regulations promulgated by the U.S. Treasury Department.

(2)                                 Adjustments to Comply with Actual Contribution Percentage Test.  The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the average contribution percentage test will be satisfied during a Plan Year, and, if it appears to the Committee that such test will not be satisfied, the Committee shall take such steps as it deems necessary or appropriate to adjust the Company Matching Contributions made pursuant to Section 7.1(c), for all or a portion of the remainder of such Plan Year on behalf of some or all of the Highly Compensated Employees to the extent necessary in order for the average contribution percentage test to be satisfied.  If the Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the average contribution percentage test was or will not satisfied, the Committee shall, in its discretion, (i) allocate a qualified nonelective contribution pursuant to Section 7.7(d)(3) or (ii) reduce the Company Matching Contributions made on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of Company Matching Contributions for such Plan Year is the highest in the same manner described in subparagraph (1) of this subsection (d) to the extent necessary to comply with the average contribution percentage test.  With respect to contributions to be so reduced, no later than two and one-half (2½) months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Committee shall cause to be distributed to each such Participant the amount of such reductions made with respect to vested Company Matching Contributions to which such Participant would be entitled under the Plan if such Participant had terminated service on the last day of the Plan Year for which such contributions are made (or on the date of the Participant’s actual termination of employment, if earlier), and any remaining amount of such reductions (plus any income and minus any loss allocable thereto) shall be forfeited.  Any amounts forfeited pursuant to this Section 7.7(d)(2) shall be treated in the same manner as forfeitures described in Section 7.4.  The amount of any such income or loss allocable to any such reduction to be so distributed or forfeited shall be determined pursuant to applicable regulations promulgated by the U.S. Treasury Department.

(3)                                 Qualified Nonelective Contributions.  Subject to the limitations set forth in Sections 7.5 and 7.8, and to the extent permitted by regulations promulgated by the U.S. Treasury Department or other pronouncements of the Internal Revenue Service, for purposes of satisfying the actual contribution percentage test set forth in this Section 7.7, the Employers may contribute for a Plan Year such amount, if any, as may be designated as a “qualified nonelective contribution” within the meaning of section 401(m)(4)(C) of the Code.  Any such qualified nonelective contribution to the Plan must be contributed no later than the last day of the Plan Year immediately following the Plan Year to which it relates.  Any such qualified nonelective contribution to the Plan shall be allocated to the Accounts of those Participants who are not Highly Compensated Employees for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the last day of the Plan Year with respect to which such qualified nonelective contribution is made, beginning with the Participant with the lowest Compensation for such Plan Year and allocating the maximum amount that may be taken into account under Treasury Regulation section 1.401(m)-2(a)(6)(v) (and that is permissible under Section 7.5) before allocating any portion of such qualified nonelective contribution to the Participant with the next lowest Compensation for the Plan Year.

7.8                               Other Limitations on Company Matching Contributions

The contributions of the Employers for a Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employers for federal income tax purposes for the fiscal year of such Employers that ends within or with such Plan Year.

Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer.  An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be.  The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction.  Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned.  If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

7.9                               Rollover Contributions

Before becoming eligible to participate in the Plan as described in Article 3, an Eligible Employee may make a Rollover Contribution in accordance with procedures approved by the Committee, provided that the Rollover Contribution is in cash and received in a distribution that constitutes an Eligible Rollover Distribution.  Rollover Contributions must be paid over to the Trustee for deposit in the Trust Fund on or before the sixtieth day (or such other time as permitted by law) after receipt by the Employee of the distribution.  Alternatively, an Eligible Employee may directly roll over an Eligible Rollover Distribution from an Eligible Retirement Plan.  The Employee’s Rollover Contribution shall be allocated to his Rollover Contributions Account as soon as practicable after such Rollover Contribution is paid to the Trust Fund.  Notwithstanding the foregoing, Rollover Contributions to the Plan may not include any portion of an Eligible Rollover Distribution that (i) consists of after-tax employee contributions; (ii) is from an annuity contract described in section 403(b) of the Code; (iii) is from an eligible plan under section 457(b) of the Code; or (iv) is from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code.

7.10                        Contributions for Returning Participants Who Enter the Armed Forces

(a)                                 Period for Make-Up Contributions.  An Eligible Employee who (i)(I) ceased active employment because of his period of qualified military service (as defined in section 414(u)(5) of the Code) or (II) is reemployed by an Employer within the period required under the law pertaining to veterans’ reemployment rights, and (ii) who is eligible to participate in the Plan pursuant to Section 3.1 upon his rehire, shall be entitled to make Salary Reduction Contributions as permitted in Section 7.10(b).  The period in which such an Employee may make such Salary Reduction Contributions shall commence on the date of his reemployment and shall be equal to three (3) times the period of his qualified military service, to a maximum of five (5) years.

(b)                                 Amount of Make-Up Contributions.  With respect to all or part of his period of qualified military service, an Eligible Employee described in Section 7.10(a) may make Salary Reduction Contributions at any rate permitted under Section 7.1(a) that was in effect during his period of qualified military service.  The basis for such contributions shall be the Eligible Employee’s average Compensation during the 12-month period immediately prior to entry into qualified military service.  Such contributions shall be in addition to any Salary Reduction Contributions the Participant is making under Section 7.1(a) for his current period of employment.

(c)                                  Company Matching Contributions.  The Employers shall make Company Matching Contributions, in accordance with the provisions of Section 7.1(c), in respect of a Participant’s Salary Reduction Contributions made pursuant to this Section 7.10.

(d)                                 Limitations.  The limitations and restrictions of Sections 7.5, 7.6 and 7.7 and section 404(a) of the Code shall not apply to any Salary Reduction Contributions and Company Matching Contributions made pursuant to this Section 7.10 with respect to the year in which such contributions are made, but instead shall be subject to such limitations for the year in respect of which the contributions are made, as provided by the rules prescribed by the Secretary of the Treasury.

(e)                                  Earnings, Gains, Losses and Forfeitures.  Contributions under Section 7.10(b) and (c) shall not be credited with any earnings, gains or losses for the period during which the Participant was in qualified military service.

(f)                                   Compensation.  For purposes of the Plan (including the calculation of a Participant’s Salary Reduction Contributions and Company Matching Contributions made pursuant to this Section 7.10) and to the extent required by section 414(u) of the Code and USERRA, the Participant’s Compensation during such period of qualified military service shall be deemed to equal the Compensation the Participant would have received during the period of qualified military service but for his absence due to qualified military service.  If the Compensation the Participant would have received during such period is not reasonably certain, the Participant’s Compensation for his period of qualified military service shall be based on the Participant’s Compensation during the 12-month period (or, if shorter, the period of employment) immediately preceding the qualified military service.

(g)                                  In the event that the Participant dies while performing qualified military service (as defined in section 414(u) of the Code), the Participant’s survivors (within the meaning of section 401(a)(37) of the Code) shall be entitled to additional benefits, if any, (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant immediately resumed employment prior to his death and then terminated employment on account of death.

7.11                        Transferred Benefits

If an Employee previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan, and such other plan permits the transfer to the Plan of the vested portion of his benefits under such other plan, and if so directed by the Committee in its discretion, the Trustee of the Trust Fund shall accept a transfer of cash to the Plan equal to the vested benefits of such Employee under such other plan.

Article 8.                                            Investment of Contributions and Transfer of Assets

8.1                               Investment of Contributions

Each Participant shall elect to have the Salary Reduction Contributions, Company Matching Contributions and Rollover Contributions made by the Participant or on the Participant’s behalf invested in any one (1) or more of the Investment Funds.  The election shall be made in a manner prescribed by the Committee.  The Account of a Participant on whose behalf Salary Reduction Contributions are made pursuant to the last sentence of Section 3.1 shall be invested in the Investment Fund designated by the Committee until such Participant makes an affirmative investment election in accordance with this Section 8.1.  The Committee may adopt rules concerning the administration of this Section 8.1.

8.2                               Transfer of Assets

Each Participant may elect to have the assets in any Investment Fund transferred to any one (1) or more of the other Investment Funds.  The election shall be made in a manner prescribed by the Committee.  The Committee may adopt rules concerning the administration of this Section 8.2.

8.3                               Compliance with Section 404(c) of ERISA

Because the Plan is intended to comply with section 404(c) of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, the Plan, the Employers, all Affiliates that have not adopted the Plan, and the Committee are exempt from liability for any investment losses where a Participant or Beneficiary exercises control over the assets in the Participant’s or Beneficiary’s Account.

8.4                               Investment Risks

Notwithstanding Section 8.3, any investment election or transfer of assets under this Article 8 by a Participant or Beneficiary shall constitute an agreement by such Participant or Beneficiary who assumes responsibility for the risks of investment of the Participant’s or Beneficiary’s Account.  In accordance with such election or transfer, it being expressly understood that all of the Investment Funds involve some measure of investment risks including the risk of diminution or loss of the principal amount of any investment.  To the maximum extent permissible under applicable law, all fiduciary responsibility with respect to the allocation of a Participant’s or Beneficiary’s Account between the various Investment Funds shall be considered to be delegated to the Participant or Beneficiary who directs the investment of his contributions and transfer of assets.

Article 9.                                            Vesting in Accounts

9.1                               Participant Contributions Account

A Participant shall be fully vested and have a nonforfeitable interest in his Participant Contributions Account at all times.

9.2                               Company Matching Contributions Account

(a)                                 General.  A Participant shall have a vested and nonforfeitable interest in his Company Matching Contributions Account in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(b)                                 Accelerated Vesting.  Notwithstanding Section 9.2(a), a Participant shall be fully vested and have a nonforfeitable interest in his entire Company Matching Contributions Account if—

(1)                                 he attains his Normal Retirement Age while still an Employee;

(2)                                 he dies while an Employee;

(3)                                 he incurs a Total Disability while an Employee; or

(4)                                 while he is an Employee, contributions to the Plan are completely discontinued, the Plan is terminated or the Plan is partially terminated and he is affected by such partial termination.

Article 10.                                     Loans and Withdrawals

10.1                        Loans

(a)                                 Availability of Loans.  Any Participant who is a “party in interest,” as defined under section 3(14) of ERISA, may make a request to borrow from his Participant Contributions Account and his Company Matching Contributions Account upon the terms and conditions hereinafter specified.  The request shall be made in a manner prescribed by the Committee.  The authority herein shall not be used as a means of distributing benefits before they otherwise become payable.

(b)                                 Reasons for Loan.  A request for a loan may be made for only such purposes that would qualify as financial hardships under Section 10.2(c) or such other financial hardship purposes as the Committee, in its discretion, may determine.  No loan will be made unless the Committee believes the loan is reasonably necessary for the purpose intended.  The Committee may, in its discretion, require documentation to support the loan request.

(c)                                  Amount of Loan.  The amount of any loan request shall not be less than $1,000.  The maximum amount of such loan (when added to the outstanding balance of all other loans from the Plan) shall not exceed the lesser of—

(1)                                 $50,000 reduced by the excess (if any) of—

(A)                               the highest outstanding principal balance of loans from the Plan during the one-year (1) period ending on the day before the date on which such loan is made, over

(B)                               the outstanding balance of loans from the Plan on the date the loan is made, and

(2)                                 50% of the nonforfeitable value of the Participant’s Account.

If a Participant is also covered under another qualified plan maintained by the Company or Affiliate, the limitation prescribed in Section 10.1(c)(1)(A) shall be applied as though all such qualified plans are one (1) plan.

(d)                                 Collateral.  The loan shall be secured by the Participant’s Account.  The Committee shall not accept any other collateral as security for the loan.

(e)                                  Term of Loan.  The term of such loan shall be in six-month (6) increments, not to be less than one (1) year and not to exceed the earlier of—

(1)                                 five (5) years, provided however, that if the purpose of the loan, as determined by the Committee (the Committee may require proof of an agreement to purchase a principal residence), is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Participant, then 10 years is substituted for five (5) years; and

(2)                                 such Participant’s Severance from Service.

(f)                                   Interest Rate of Loan.  The loan shall bear a reasonable rate of interest commensurate with the prevailing interest rate, then in effect, charged by persons in the business of lending money for loans under similar circumstances as determined by the Committee in a uniform and nondiscriminatory manner.  Notwithstanding the foregoing, the interest rate for a loan of a Participant actively serving in the military shall be reduced during such period of military service to the extent required by the Servicemember’s Civil Relief Act of 2003.

(g)                                  Spousal Consent.  In the event that the Participant is married on the date the loan request is submitted to the Committee, no spousal consent is required for loan processing and approval.

(h)                                 Loans Payments.  The loan shall be amortized in substantially level payments of principal and interest, to be made at least as frequently as quarterly over the term of the loan.  Prepayments of a loan may only be made in full.

Loan payments shall be made by payroll deductions and shall be credited on a monthly basis to the Participant’s Account.  If, for any reason, a Participant is not able to make such payments by payroll deduction, the Participant shall make such payments by personal check or money order, made payable to the Plan or by any other method, which the Committee, in its discretion, deems acceptable.  Loan payments made by a method other than payroll deductions must be received by the Committee no later than the date in which the installment payment becomes due.

Loan repayments shall be suspended during a Participant’s period of qualified military service (as defined in section 414(u)(5) of the Code) to the extent permitted under section 414(u)(4) of the Code; provided, however, that if the suspension of loan repayments is due to a Participant’s qualified military service (as defined in section 414(u)(5) of the Code), the term of the loan shall be extended beyond the stated due date for a period not longer than the period of such Participant’s qualified military service (as defined in section 414(u)(5) of the Code).  Upon return to employment from qualified military service (as defined in section 414(u)(5) of the Code), a Participant must resume loan repayments with the payment frequency as in effect before the Participant’s qualified military service (as defined in section 414(u)(5) of the Code) and such loan shall be repaid thereafter by amortization in substantially level installments over a period that ends not later than the latest permissible term of the loan.

Loan repayments shall also be suspended during an authorized leave of absence for a maximum period of 12-consecutive months, if (i) the leave of absence is either without pay or the pay, after deductions for income and employment tax withholding, is less than the amount of the installment payments required under the terms of the loan, and (ii) the suspension of loan payments will not cause the loan maturity date to be in any way extended beyond the stated due date.

(i)                                     Failure to Make an Installment Payment when Due.  The loan will be considered in default when a Participant fails to make an installment payment on the date on which the payment becomes due.

The Committee may provide a grace period, not to extend beyond the last day of the calendar quarter following the calendar quarter in which the default occurred, for the Participant to make the scheduled installment payment.  If the Participant does not make the scheduled installment payment by the end of the grace period, along with all other scheduled payments that become due during that time, the loan shall be deemed distributed and shall be taxable to the Participant at that time.  The unpaid balance of the loan shall not offset the vested Account balance of the Participant until the earliest opportunity permitted by law.

(j)                                    Other Defaults.  If a Participant has a Severance from Service or becomes legally incompetent, the unpaid balance of the loan shall become immediately due and payable in full.

The Committee may provide the Participant or Beneficiary a grace period, not to extend beyond the last day of the calendar quarter following the calendar quarter in which the Severance from Service, to repay the outstanding loan in full.  If the Participant or Beneficiary does not repay the loan in full by the end of the grace period, or at the time of distribution as provided in Article 11 if earlier, the loan shall be considered an actual distribution and shall be offset from the Participant’s vested Account balance.

(k)                                 Additional Loan Requirements.

(1)                                 In making loans pursuant to this Section 10.1, the Committee shall treat all eligible Participants under similar circumstances alike, and loans shall not be made in any manner to discriminate in favor of Highly Compensated Employees.

(2)                                 A Participant may not have more than one (1) loan outstanding at any time.

(3)                                 A Participant may not take more than one (l) loan in any 12-month period.

(4)                                 Each note evidencing a loan to a Participant shall be held on the Participant’s behalf and shall be considered an investment of his Account.

(5)                                 Such loan shall be evidenced by a legally enforceable agreement, in such form as is permissible by law and prescribed by the Committee for the amount of the loan, with interest, the date of the loan and the repayment schedule.

(l)                                     Applicability.  Notwithstanding the foregoing, for purposes of this Section 10.1, the term “Participant” includes any former Participant or Beneficiary of a deceased Participant who is a “party in interest” as defined in section 3(14) of ERISA.  The requirement of this Section 10.1 shall be met with respect to each such former Participant or Beneficiary if the former Participant or Beneficiary consents to have such loan repaid in substantially equal installments as determined by the Committee, but not less frequently than quarterly.

10.2                        Hardship Withdrawals

(a)                                 Availability of Hardship Withdrawals.  Subject to the approval of the Committee, a Participant may request a hardship withdrawal.  The request shall be made in a manner prescribed by the Committee.

(b)                                 Amount of Hardship.  The amount of a hardship withdrawal shall be limited to that amount which the Committee determines is necessary to meet the financial need created by the hardship.  Such immediate financial need shall include any amounts necessary to pay for any federal, state or local income taxes, or penalties reasonably anticipated to result from the withdrawal, as determined by the Committee.  In no event shall a hardship withdrawal exceed the distributable amount.  The distributable amount shall be equal to the Participant’s Salary Reduction Contributions not previously distributed and may include amounts that were credited to the Participant’s Salary Reduction Contributions Account as of December 31, 1988.

(c)                                  Reasons for Hardship.  A hardship withdrawal shall be made only if there is an immediate and heavy financial need and the withdrawal is necessary to satisfy the need.  An immediate and heavy financial need shall include the following situations:

(1)                                 expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income), and any such expenses incurred for the Participant’s primary beneficiary that would be deductible if such primary beneficiary were the Participant’s Spouse or dependent;

(2)                                 the purchase (excluding mortgage payments) of a principal residence of the Participant;

(3)                                 payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, Participant’s Spouse, children, or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code) or the Participant’s primary beneficiary;

(4)                                 payments necessary to prevent the eviction of the Participant from the principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5)                                 payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code) or the Participant’s primary beneficiary;

(6)                                 expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)                                 any other situations that, based on the facts and circumstances, the Committee determines to constitute an immediate and heavy financial need.

For purposes of the foregoing, an individual is a Participant’s “primary beneficiary” if the Participant has designated him as a “Beneficiary” under Section 13.1 and such individual has an unconditional right to all or a portion of the Participant’s Account upon the Participant’s death.

(d)                                 Evidence of Hardship.  A Participant’s request for a hardship withdrawal must be accompanied or supplemented by such evidence of immediate and heavy financial need as the Committee may reasonably require.  Such evidence may include representations from the Participant that the need cannot be relieved:

(1)                                 through reimbursement or compensation by insurance or otherwise;

(2)                                 by reasonable liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

(3)                                 by cessation of Salary Reduction Contributions under the Plan;

(4)                                 by other withdrawals or nontaxable loans (at the time of the loan) from the plans maintained by an Employer; or

(5)                                 by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of determining evidence of hardship, the Participant’s resources shall be deemed to include those assets of such Participant’s Spouse or minor children, if any, that are reasonably available to the Participant.

(e)                                  Approval or Denial.  Approval or denial of a hardship withdrawal request shall be within the sole discretion of the Committee.  The decisions shall be made in accordance with uniform and nondiscriminatory standards and policies adopted by the Committee and shall be consistently observed and applied.  The Committee shall be entitled to reasonably rely upon such representation by the Participant and shall not make an independent investigation of the Participant’s financial affairs.

10.3                        Age 59½ Withdrawals

A Participant may request an age 59½ withdrawal.  The request shall be made in a manner prescribed by the Committee.  In no event shall an age 59½ withdrawal exceed the distributable amount.  The distributable amount shall be equal to the Participant’s Salary Reduction Contributions not previously distributed and may include amounts that were credited to the Participant’s Salary Reduction Contributions Account as of December 31, 1988.

10.4                        Qualified Reservist Withdrawals

In connection with a request to withdraw any portion of his Salary Reduction Contributions Account, a Participant who is a Qualified Reservist may make a request while on active duty as Qualified Reservist, by providing instructions to the Committee at the time and in the manner prescribed by the Committee, and the amount requested shall not be subject to the 10% additional tax imposed pursuant to section 72(t)(2)(G) of the Code, provided that the amount requested is distributed during the period beginning on the date the Participant is ordered or called to active duty and ending at the close of his active duty.

Article 11.                                     Distributions

11.1                        Retirement or Total Disability

Subject to Section 11.8 below, upon a Participant’s Severance from Service with the Company or Affiliates on or after attaining his Normal Retirement Age or incurring a Total Disability, the full amount of his Account as of the Accounting Date coincident with or next following such Severance from Service shall be distributable to him.

11.2                        Death

Subject to Section 11.8 below, upon the death of a Participant, the full amount of the Participant’s Account as of the Accounting Date coincident with or immediately following the date of the Participant’s death shall be distributable to the Participant’s Beneficiary.

11.3                        Severance from Service for All Other Reasons

Subject to Section 11.8 below, in the case of a Participant who has a Severance from Service for any reason prior to his Normal Retirement Age, incurring a Total Disability or his death, an amount equal to the vested portion of his Account as of the Accounting Date coincident or next following the date of his Severance from Service shall be distributable to him.

11.4                        Forfeitures

(a)                                 The nonvested portion of the Company Matching Contributions Account shall be deemed a Forfeiture as soon as practicable after the Participant’s Severance from Service.

(b)                                 Forfeitures occurring in a Participant’s Account during any Plan Year shall be used in accordance with Section 7.4.

11.5                        Accounts of $5,000 or Less

Notwithstanding any provision of the Plan to the contrary, if the value of a Participant’s vested Account on the date of his Severance from Service or any later date is greater than $1,000 but less than or equal to $5,000 and the Participant does not elect either (i) to have cash distribution paid directly to an eligible retirement plan he specifies in a direct rollover or (ii) to receive the distribution directly in accordance with Section 11.7, then the Trustee shall pay the distribution in a direct rollover to an individual retirement account designated by the Committee that is established in the name of the Participant.  If the value of a Participant’s vested Account on the date of his Severance from Service is $1,000 or less, then the Committee shall direct that such vested Account be distributed in a lump sum within a reasonable time after the Participant’s Severance from Service.  For purposes of this Section 11.5, the value of a Participant’s vested Account shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions.

11.6                        Request for Payment

If the value of a Participant’s vested Account at the date of his Severance from Service or any later date is in excess of $5,000, the immediate distribution of such Account shall not be made to a Participant prior to Normal Retirement Age, unless the Participant consents.

Each person for whom an Account under the Plan is distributable shall request such distribution in a manner prescribed by the Committee.  Each such person shall also furnish the Committee with such documents, evidence, data or information in support of such application as the Committee considers necessary or desirable.

11.7                        Forms of Payment

(a)                                 The distribution of a Participant’s benefit shall be made in a lump sum.  The distribution shall be made in cash unless the Participant elects to have the distribution made in property or a combination of cash and property, if applicable, provided that property is distributed at its fair market value as of the date of distribution as determined by the recordkeeper.  To the extent a Participant’s Account at the time of distribution is invested in the Company Stock Fund, the distribution shall be either in cash or in full shares of Company Stock (and in cash for any fractional shares), as the Participant shall elect.

(b)                                 The distribution of the Participant’s Prior Employer Account attributable to the Pittway Blue Chip Plan shall be made in a lump sum, unless the Participant elects to have that portion made:

(1)                                 in a series of substantially equal monthly, quarterly, or annual installments over a period of time not exceeding the least of (i) 30 years, (ii) the life expectancy of the Participant or, if the Participant has a designated Beneficiary who is an individual, the joint life and last survivor expectancy of the Participant and his designated Beneficiary (as determined by the Committee in accordance with the actuarial tables adopted by it for this purpose) and (iii) the minimum incidental death benefit factor prescribed under Treasury Regulation section 1.401(a)(9)-2 if the Beneficiary is not the Participant’s Spouse; or

(2)                                 in a combination of a lump sum and installment payments.

11.8                        Time of Distribution

(a)                                 Notwithstanding the foregoing provisions of this Article 11, distribution of the Participant’s Account shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs—

(1)                                 he attains his 65th birthday;

(2)                                 his Severance from Service; and

(3)                                 he attains the 10th anniversary of the commencement of his participation in the Plan.

The Committee may require that the Participant make a claim for benefits, in a manner prescribed by the Committee, before the payment of benefits will commence.

(b)                                 All distributions under the Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder by the U.S. Treasury Department, and—

(1)                                 In the case of a Participant who is a Five-Percent Owner, distribution of the Participant’s Account shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(2)                                 In the case of a Participant who is not a Five-Percent Owner, distribution of the Participant’s Account shall commence no later than April 1 of the calendar year following the later of—

(A)                               the calendar year in which the Participant attains age 70½; or

(B)                               the calendar year in which the Participant retires from employment with the Employer maintaining the Plan.

(c)                                  If a Participant dies before his required beginning date, the Participant’s Account shall be distributed in full no later than the December 31 of the calendar year containing the fifth (5th) anniversary of such Participant’s death, or as follows:

(1)                                 If the Participant’s Account is payable to or for the benefit of a designated beneficiary who is an individual and is not the Participant’s Spouse, such Account distributions must be distributed (in accordance with the regulations promulgated thereunder by the U.S. Treasury Department) over the life of such designated beneficiary (as such term is defined in Section 11.10(g)(1)) who is an individual (or over a period not extending beyond the life expectancy of such Beneficiary) and must begin not later than December 31 of the calendar year immediately following the year in which the Participant died (or such later date as the Secretary of the U.S. Treasury Department may by regulations prescribe).

(2)                                 If the Participant’s Account is payable to or for the benefit of a designated beneficiary who is the Participant’s Spouse, such Account may be distributed over the designated beneficiary’s life expectancy and shall begin no later than December 31 of the later of (i) the calendar year the Participant would have attained age 70½, or (ii) the calendar year immediately following the calendar year in which the Participant died.  If the surviving Spouse dies before distributions to such Spouse begin and such Spouse is the Participant’s sole Beneficiary, the distribution of the Participant’s Account pursuant to this Section 11.8 shall be made as if the surviving Spouse were the Participant.

(d)                                 If a Participant dies on or after his required beginning date but before his entire Account has been distributed to him, the remaining portion shall be distributed to the Participant’s designated beneficiary (who is a natural person) (or Beneficiaries) at least as rapidly as under the method of distribution being used under section 401(a)(9)(A)(ii) of the Code as of the date of his death to distribute the Account to the Participant.

11.9                        Incompetence of Participant or Beneficiary

Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to manage his financial affairs, the Committee, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:

(a)                                 directly to such person;

(b)                                 to such person’s Spouse;

(c)                                  to such person’s legal guardian or conservator; or

(d)                                 to any other person to be held and used for such person’s benefit.

The decision of the Committee shall, in each case, be final and binding on all parties, and any distribution made pursuant to the power herein conferred on the Committee shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Committee in respect of such person.

11.10                 Provisions Relating to Section 401(a)(9) of the Code

(a)                                 In General.  The provisions of this Section 11.10 will apply for purposes of determining required minimum distributions, and the requirements of this Section 11.10 will take precedence over any inconsistent provisions of the Plan.  All distributions required under this Section 11.10 will be determined and made in accordance with the regulations promulgated by the U.S. Treasury Department under section 401(a)(9) of the Code.

(b)                                 Required Distributions.  The Participant’s entire interest will be distributed, or will begin to be distributed, to the Participant no later than the Participant’s required beginning date or must be distributed, beginning not later than the required beginning date, over the life of the Participant or joint lives of the Participant and a designated beneficiary or over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the designated beneficiary.

(c)                                  Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, then the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                                 If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse must be distributed (in accordance with the regulations promulgated by the U.S. Treasury Department) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)                                 If the designated beneficiary is not the Participant’s surviving Spouse, then distributions to the designated beneficiary must be distributed (in accordance with the regulations promulgated by the U.S. Treasury Department) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)                                 If the Participant has no designated beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s death, then the Participant’s entire interest will be distributed within five (5) years after the death of such Participant to the Participant’s estate.

(4)                                 If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, then the five-year (5) rule in section 401(a)(9)(B)(ii) of the Code and the life expectancy rule in section 401(a)(9)(B)(iii) of the Code are to be applied as if the surviving Spouse were the Participant.

(d)                                 Annuity Contracts.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, then distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations promulgated thereunder by the U.S. Treasury Department.

(e)                                  Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)                                 the quotient obtained by dividing the Participant’s account balance by the applicable distribution period in the Uniform Lifetime Table set forth in Treasury Regulation section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; and

(2)                                 if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the applicable distribution period to the period determined in accordance with Section 11.10(f)(1) or the joint life expectancy of the Participant and Spouse, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(f)                                   Death On or After Date Distributions Begin.

(1)                                 Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, then the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)                               If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the surviving Spouse’s death, the applicable distribution period is the life expectancy of the surviving Spouse using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one (1) for each subsequent calendar year that has elapsed after the calendar year of the Participant’s death.

(B)                               If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then the designated beneficiary’s remaining life expectancy shall be calculated using the age of the designated beneficiary in the calendar year immediately following the calendar year of the Participant’s death, reduced by one (1) for each subsequent calendar year that has elapsed after the calendar year immediately following the calendar year of the Participant’s death.

(2)                                 No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the calendar year after the calendar year of the Participant’s death, then the life expectancy of the Participant as of the Participant’s birthday in the year of the Participant’s death, reduced by one (1) for each subsequent calendar year that has lapsed after the calendar year of the Participant’s death to the Participant’s estate.

(g)                                  Definitions.  For the purpose of this Section 11.10 only, the following terms shall have these meanings:

(1)                                 “Designated beneficiary” means any individual who is designated as a beneficiary by a Participant under section 401(a)(9) of the Code and Treasury Regulation section 1.401(a)(9)-4.

(2)                                 “Distribution calendar year” means a calendar year for which a minimum distribution is required as provided in Treasury Regulation section 1.401(a)(9)-5, A-1(b).

(3)                                 “Life expectancy” means life expectancy as computed by use of the Single Life Table in Treasury Regulation section 1.401(a)(9)-9.

(4)                                 “Participant’s account balance”  means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance is decreased by distributions made in the valuation calendar year after the valuation date.

(5)                                 “Required beginning date” means the date determined pursuant to Section 11.8(b) of the Plan.

11.11                 Incidental Death Benefit

Lifetime distributions as described in Section 11.10(b) shall satisfy the incidental death benefit requirements in accordance with section 401(a)(9)(G) of the Code and the regulations promulgated thereunder by the U.S. Department of Treasury.

Article 12.                                     Direct Rollovers of Eligible Rollover Distributions

Pursuant to section 401(a)(31) of the Code, any distributee who is eligible for a distribution from the Plan may direct the Committee, in a manner prescribed by the Committee, to transfer such distribution directly to an Eligible Retirement Plan, provided that such distribution qualified as an Eligible Rollover Distribution and is not less than $200.  For purposes of this Article 12, “distributee” means an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, is a distributee with regard to the interest of such Spouse or former Spouse.  The term “distributee” shall also include the designated Beneficiary of an Employee or former Employee; provided, however, that a designated Beneficiary is permitted to elect to have an Eligible Rollover Distribution transferred directly from the Plan only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to an individual retirement account described in section 408A(b) of the Code that, in either case, is established for the purpose of receiving such distribution on behalf of such person; provided that, with respect to Plan Years beginning before January 1, 2010, the designated Beneficiary meets the requirements of section 408A(c)(3)(B) of the Code.

Article 13.                                     Beneficiary Designations

13.1                        Beneficiary Designations

Each Participant may designate, upon such forms as shall be provided for that purpose by the Committee, a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death.  The designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until the Participant has filed the form with the Committee.  Notwithstanding the foregoing, in the case of a married Participant, the Beneficiary shall be the Participant’s surviving Spouse unless such Spouse consents in writing to the designation of another Beneficiary or Beneficiaries.  Such consent in writing shall acknowledge the effect of such designation and must be witnessed by a plan representative or a notary public.  Such consent shall not be required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, because the Participant is legally separated from the Spouse or has been abandoned within the meaning of local law (and there is a court order to that effect), or because of other circumstances specified in regulations promulgated by the U.S. Treasury Department.

13.2                        Substitute Beneficiaries

Subject to Section 13.1, in the event that (i) a Participant who is deceased did not designate a Beneficiary or Beneficiaries in the manner prescribed in Section 13.1 prior to his death, or if for any reason such designation is legally ineffective, or (ii) such Beneficiary or Beneficiaries predecease the Participant, die simultaneously with him, or die prior to the complete distribution of the Participant’s benefits under the Plan, distribution of the deceased Participant’s interest in the Plan shall be made in the following order of priority to:

(a)                                 the Participant’s surviving Spouse;

(b)                                 the Participant’s surviving children, including adopted children, in equal shares;

(c)                                  the Participant’s surviving parents, in equal shares; or

(d)                                 the Participant’s estate.

Article 14.                                     Participants’ Stockholder Rights

14.1                        Voting of Shares

(a)                                 Company Stock.  The Trustee shall vote, in person or by proxy, shares of Company Stock which are credited to a Participant’s Account in accordance with instructions obtained from such Participant.  Each Participant (or Beneficiary) shall be entitled to give voting directions with respect to the number of shares of Company Stock credited to the Participant’s Account as to the manner in which the Trustee is to vote (or not to vote).  Written notice of any meeting of stockholders of the Company and a request for voting instructions shall be given by the Company or the Trustee, at such time and in such manner as the Company shall determine, to each Participant (or Beneficiary) entitled to give directions for voting shares of Company Stock at such meeting.  Upon its receipt of the voting instructions, the Trustee shall vote the shares of Company Stock as directed.  If the Trustee has not received voting instructions with respect to the shares of Company Stock credited to a Participant’s Account, then the Trustee shall not vote such shares.  The Trustee shall vote shares of Company Stock not credited to Participants’ Accounts in the same proportion on each issue as it votes those shares credited to Participants’ Accounts for which it received voting directions.

(b)                                 Other Securities.  The Trustee shall vote, in person or by proxy, shares of securities other than Company Stock which are credited to a Participant’s Account in accordance with voting directions obtained from such Participant (or Beneficiary).  If the Trustee has not received voting instructions with respect to such shares credited to a Participant’s Account, then the Trustee shall not vote such shares.

14.2                        Tender Offers

(a)                                 Rights of Participants.

(1)                                 In the event a tender or exchange offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender or exchange offer in respect of shares of Company Stock credited to a Participant’s Account in accordance with instructions obtained from such Participant (or his Beneficiary).  Each Participant (or his Beneficiary) shall be entitled to give instructions with respect to tendering or withdrawal from tender of such shares.  If the Trustee has not received such directions, the Trustee shall not tender shares of Company Stock credited to such Participant’s Account.  If, and to the extent that, the Trustee has not received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares of Company Stock under this Section 14.2(a)(1), the individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares of Company Stock.  All instructions received by the Trustee shall be kept confidential and shall not be disclosed to any person, including the Company.  The Trustee shall tender shares of Company Stock not credited to Participants’

Accounts in the same proportion as the total number of shares of Company Stock credited to Participants’ Accounts for which it received instructions.

(2)                                 A Participant (or Beneficiary) who has directed the Trustee to tender some or all of the shares of Company Stock credited to the Participant’s Account may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline.  Prior to the withdrawal deadline, if any shares of Company Stock not credited to Participants’ Accounts have been tendered, the Trustee shall redetermine the number of shares of Company Stock that would be tendered pursuant to the last sentence of Section 14.2(a)(1) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Company Stock not credited to Participants’ Accounts necessary to reduce the amount of tendered Company Stock not credited to Participants’ Accounts to the amount so redetermined.  A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he can give.

(3)                                 A direction by a Participant (or Beneficiary) to the Trustee to tender shares of Company Stock credited to the Participant’s Account shall not be considered a written election under the Plan to withdraw, or have distributed, any or all of the shares withdrawn from the Participant’s Account.  The Trustee shall credit to each Participant’s Account from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Company Stock tendered from such Account.  Pending receipt of directions as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Investment Fund designated by the Committee.

(b)                                 Duties of the Company or Trustee.  Within a reasonable time after the commencement of a tender or exchange offer, the Company or the Trustee shall provide to each Participant (or Beneficiary):

(1)                                 the offer to purchase or exchange as distributed by the offeror to the shareholders of the Company;

(2)                                 a statement of the shares of Company Stock credited to the Participant’s Account; and

(3)                                 directions as to the means by which the Participant (or Beneficiary) can give instructions with respect to the tender or exchange offer.

The Company shall pay for all costs associated with the voting and tendering of Company Stock.  The Company shall notify and transmit to the Trustee information and materials necessary for the Trustee to carry out its duties with respect to the voting or tendering of Company Stock.  The Company, at its election, may engage an agent to receive instructions and transmit them to the Trustee.

The Trustee shall follow the last instruction received from a Participant (or Beneficiary) with respect to the tender or exchange offer as transmitted to the Trustee.  The Trustee may establish a reasonable time, taking into account the time restrictions of the tender or exchange offer, after which it shall not accept instructions of Participants (or Beneficiaries).

Article 15.            Accounts and Records of the Plan

15.1        Accounts and Records

The Accounts and records of the Plan shall be maintained by the Committee and shall accurately disclose the status of the Accounts of each Participant or Beneficiary in the Plan.  Each Participant will be advised from time to time, at least once during each calendar quarter, as to the status of the Participant’s Account.  No Participant, except the Committee or certain Employees, as authorized by the Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

15.2        Valuation and Allocation of Expenses

As of each Accounting Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses that have not been paid by the Employers.  Unless paid by an Employer, and subject to such limitations as may be imposed by ERISA or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund.

15.3        Allocation of Gains and Losses

As of each Accounting Date, the Committee, before adjusting any Participant’s Account to reflect any contributions made as of such date, shall adjust each Participant’s and Beneficiary’s Account, on a pro rata basis, by the net gains or losses of the Trust Fund since the preceding Accounting Date so that the value of such Accounts equal the then net fair market value of the Trust Fund as reported to the Committee by the Trustee.  All determinations made by the Trustee with respect to fair market values of assets in the Trust Fund shall be made in accordance with generally accepted accounting principles, and such determinations when so made by the Trustee, and any determinations made by the Committee with respect to the above adjustments, shall be conclusive and binding upon all persons having an interest under the Plan.

15.4        No Guarantee Against Loss

Neither the Committee nor any Employer in any way guarantees the assets of the Plan from loss or depreciation.

Article 16.            Administration of the Plan and the Trust Fund

16.1        The Committee

(a)                                 The Committee shall be a “named fiduciary” and the “administrator” of the Plan, within the meanings of such terms as used in ERISA and, except for duties specifically vested in the Trustee, shall have the authority to control and manage the operation and administration of the Plan and to select, remove and change Investment Funds (including any class (if applicable) thereof) and investment managers.  The Committee shall consist of three (3) or more members who are appointed by the Board of Directors.  The Board of Directors shall have the right at any time, with or without cause, to remove any member or members of the Committee.  A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company.  Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors, or the Compensation Committee, as the case may be, shall appoint a successor member.  All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

(b)                                 Any member of the Committee may, but need not, be an Employee, director, officer or shareholder of the Company, and such status shall not disqualify such member from taking any action hereunder or render him accountable for any distribution, or other material advantage received by such member under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his rights under the Plan.

(c)                                  The Committee shall have the duty and authority to interpret and construe the Plan regarding all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan.  An Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

(d)                                 The Committee shall have the duty and authority to approve any hardship withdrawals; provided, however, the Committee may rely, if reasonable to do so, upon representations made by such Participant in connection with his request for a withdrawal.

(e)                                  The Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 11.

(f)                                   The Committee shall supervise the collection of contributions and the delivery of such amounts to the Trustee.

(g)                                  The members of the Committee may allocate their responsibilities among themselves and may designate any person, committee of persons, partnership or corporation to carry out any of the Committee’s responsibilities.  Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the meetings of the Committee.

(h)                                 The Committee may act at a meeting, or by writing without a meeting, by the vote of a majority of its members.  The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

(i)                                     Each member of the Committee shall discharge his duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Participants and Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  Each Employer hereby indemnifies each member of the Committee from the effects and consequences of the Committee’s acts, omissions and conduct in its official capacity, except to the extent that such effects and consequences shall result from the member’s own willful misconduct.

(j)                                    No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Company, but the Company shall reimburse the Committee members for any necessary expenditures incurred in the discharge of their duties as Committee members.

(k)                                 The Committee may employ such counsel (who may be of counsel for an Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

The Committee may designate a person, who is a fiduciary with respect to the management of a portion of the assets of the Plan, to be a “named fiduciary” of the Plan, within the meaning of such term as used in ERISA, but only for the purpose of appointing an “investment manager,” within the meaning of such term as used in ERISA, or investment managers with respect to all or a portion of such Plan assets.  If such a person is so designated a named fiduciary and accepts such designation, then such person shall be responsible, and no other named fiduciary shall be responsible, for any appointment or retention of, or failure to appoint, such an investment manager or investment managers with respect to such Plan assets.  Such designated named fiduciary shall be responsible for ascertaining, while a person is so appointed and retained as such an investment manager with respect to such Plan assets, that (i) such person is registered as an investment manager under the Investment Advisors Act of 1940, as amended, is a bank as defined in such act, or is an insurance company qualified to manage, acquire and dispose of assets of the Plan under the laws of more than one State, and (ii) such person has acknowledged in writing to such designated named fiduciary that such person is a fiduciary with respect to the Plan.

16.2        Expenses

All costs and expenses incurred in administering the Plan and Trust, including the expenses of the Company and the Committee, the fees of counsel and any agents for the Company and the

Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, which have been approved by the Committee shall be paid by the Trust except to the extent paid by an Employer; and if paid by an Employer, the Employer may, if authorized by the Committee, seek reimbursement of such expenses from the Trust and the Trust shall reimburse the Employer.  If borne by more than one (1) Employer, expenses of administering the Plan shall be borne by the Employers in such proportions as the Committee shall determine.

16.3        Denial of Claims and Appeals

If any Participant, Beneficiary or other claimant (each, a “claimant”) believes he is entitled to benefits in an amount greater than those which he is receiving or has received, believes he will be entitled to benefits in the future in an amount greater than the Committee has determined or seeks to clarify future benefits or the meaning of any Plan term, then he may file a claim with the Committee.  Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant.  A member of the Committee designated by its chairman shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of the decision made regarding the claim.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days.  Such written notice of the extension shall indicate the special circumstances requiring the extension and the date by which the decision with respect to the claim is expected to be rendered.

The notice of the decision with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the following information:

(a)                                 specific reasons for the denial;

(b)                                 specific references to the pertinent Plan provisions on which the denial is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect the claim;

(d)                                 an explanation of why such material or information is necessary; and

(e)                                  an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure, including a statement of the claimant’s right, subject to the limitations of Sections 18.6 and 18.7, to bring a civil action under section 502 of ERISA following an adverse benefit determination on review.

The claimant shall also be advised that he or his duly authorized representative may request a review of the denial by the full Committee by filing with the Committee, within 60 days after notice of the denial has been received by the claimant, a written request for such review.  The claimant shall be informed that, within the same 60-day period, he (a) may be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim and (b) may submit to the Committee written comments, documents, records and other information relating to the claim.  If a request is so filed, review of the denial shall be made by all the members of the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request.  If special circumstances require an extension of time, the claimant shall be so advised in writing within the same 60-day period and in no event shall such an extension exceed 60 days.  Such written notice of the extension shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the decision on review.  The review of the Committee shall consider all of the relevant facts and circumstances, including without limitation, all governing Plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial decision.  If upon review the claim is wholly or partially denied, the notice of the final decision of the Committee shall be provided to the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information.  The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of his right, subject to the limitations of Sections 18.6 and 18.7, to bring a civil action under section 502(a) of ERISA.

No legal or equitable action under ERISA may be commenced prior to exhaustion of the claim and review procedure described in this Section 16.3.

16.4        Procedures for Domestic Relations Orders

If the Committee shall receive any judgment, decree or order (including approval of a property settlement agreement) pursuant to State domestic relations or community property law relating to the provision of child support, alimony or marital property rights of a Spouse, former Spouse, child or other dependent of a Participant and purporting to provide for the payment of all or a portion of the balance of the Participant’s account to or on behalf of one (1) or more of such individuals (such judgment, decree or order being hereinafter called a “domestic relations order”), the authorized member of the Committee shall promptly notify the Participant and each other payee specified in such domestic relations order of the Committee’s receipt of the order and of the following procedures.  After receipt of a domestic relations order, the authorized member of the Committee shall determine whether such order constitutes a “qualified domestic relations order” as defined in Section 18.1(b) and shall notify in writing the Participant and each other payee named in such order of the Committee’s determination.  Such notice shall be written in a manner calculated to be understood by the parties and shall set forth specific reasons for the determination, and shall contain an explanation of the review procedure under the Plan.  Each party may request a review of the determination by the full Committee by filing with the Committee a written request for such review within 60 days after receiving such determination.  Each party affected by the request for review shall be notified of such request.  Each party also shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee in connection with such request for review.  Each party shall be given written notice of the Committee’s final determination, which notice shall be written in a manner intended to be understood by the parties and shall include specific reasons for such final determination.

16.5        Notices to Participants, Etc.

All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made, delivered or transmitted when sent via such written or other means as may be permitted by applicable regulations promulgated by the U.S. Treasury Department or the U.S. Department of Labor.  A Participant or distributee or other person may record any change of his address from time to time by such written, or if approved by the Committee, electronic notice filed with the Committee.

16.6        Notices to Committee

Written directions, notices and other written or electronic communications from Participants or distributees or any other person entitled to or claiming benefits under the Plan to the Committee shall be deemed to have been duly given, made, delivered or transmitted when given, made, delivered or transmitted in the manner and to the location prescribed by the Committee for the giving of such directions, notices and other communications.  Written notice shall include notice by such electronic means as approved by the Committee.

16.7        Records

The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

16.8        Reports of Trustee and Accounting to Participants

The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by the Committee from the Trustee, and the Committee shall, as soon as possible after the close of each Plan Year, advise each Participant and Beneficiary of the balance credited to his Account for his benefit as of the close of such Plan Year pursuant to this Article 16.

16.9        Effect of a Mistake

In the event of a mistake or misstatement as to a fact that affects a Participant’s or Beneficiary’s benefits payable under the Plan, the Committee, if possible, shall cause to be withheld or accelerated or otherwise make adjustments of such amounts payable as will in its sole judgment result in the Participant or Beneficiary receiving the proper amount of payments under the Plan.

Article 17.            Trust

17.1        Trust

A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee.  All contributions under the Plan shall be paid to the Trustee.  The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust Agreement.  The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Committee shall direct in accordance with the Plan.  The Company may, in its sole discretion, appoint an investment manager to manage any assets of the Plan constituting a portion or all of the Trust Fund.

17.2        Nonreversion

No Employer shall have any right, title or interest in the contributions made to or assets of the Plan, and no part of the Trust Fund shall revert to any Employer, except that—

(a)                                 In the event that the Internal Revenue Service initially determines that the Plan does not meet the requirements of a qualified plan under section 401(a) of the Code with respect to one (1) or more Employers, then the contributions made hereunder may be returned to the Employers within one (1) year after such determination is made, unless the Company elects to make the changes necessary to receive a favorable determination from the Internal Revenue Service that the requirements of section 401(a) of the Code are met.

(b)                                 All contributions made by Employers to the Plan are expressly conditioned on the deductibility of those contributions under section 404 of the Code.  Furthermore, if any part or all of a contribution is disallowed as a deduction under section 404 of the Code, then to the extent a contribution is disallowed as a deduction, the contribution may be returned within one (1) year after the disallowance.

(c)                                  If a contribution is made to the Trust Fund by an Employer as a result of a mistake of fact, then such contribution may be returned to such Employer within one (1) year after the payment of the contribution.

Article 18.            Miscellaneous

18.1        Non-Assignability

(a)                                 In General.  It is a condition of the Plan, and all rights of each Participant and distributee shall be subject thereto, that no right or interest of any Participant or distributee of an interest in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or distributee shall be liable for, or subject to, any obligation or liability of such Participant or distributee, including claims for alimony or the support of any Spouse.

(b)                                 Exception for Qualified Domestic Relations Orders.  Notwithstanding any provision of the Plan to the contrary, if a Participant’s interest in the Plan, or any portion thereof, shall be the subject of one or more qualified domestic relations orders, as defined below, such interest or portion thereof shall be paid to the person at the time and in the manner specified in any such order.  For purposes of this subsection (b), “qualified domestic relations order” shall mean any “domestic relations order” as defined in Section 16.4 which creates (or recognizes the existence of) or assigns to a person other than the Participant (an “alternate payee”) rights to all or a portion of the Participant’s interest in the Plan, and:

(1)                                 clearly specifies

(A)                               the name and last known mailing address (if any) of the Participant and each alternate payee covered by such order;

(B)                               the amount or percentage of the Participant’s benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

(C)                               the number of payments to, or period of time for which such order applies; and

(D)                               each plan to which such order applies; and

(2)                                 does not require

(A)                               the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan at the time such order is issued;

(B)                               the Plan to provide increased benefits (determined on the basis of actuarial equivalence); and

(C)                               the payment of benefits to an alternate payee which at the time such order is issued already are required to be paid to another alternate payee under a prior qualified domestic relations order; and

(c)                                  does not require the commencement of payments to any alternate payee before the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, (ii) the later of (I) the date the Participant attains age 50, and (II) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service and (iii) the date on which such “domestic relations order” is determined to be a “qualified domestic relations order,”

all as determined by the Committee pursuant to the procedures contained in Section 16.4.  Any amounts subject to a domestic relations order prior to determination of its status as a qualified domestic relations order which but for such order would be paid to the Participant shall be segregated in a separate account or an escrow account pending such determination.  If within 18 months of receipt of such order by the Committee it is determined that the order constitutes a qualified domestic relations order, the amount so segregated (any net earnings thereon) shall be paid to the alternate payee.  If such determination is not made within such 18-month period, then the amount so segregated (any net earnings thereon) shall, as soon as administratively practicable after the end of such 18-month period, be allocated to the Participant.  Any determination after such period shall be applied only to payments made on or after the date of such determination.  A domestic relations order shall not fail to be a qualified domestic relations order solely because (i) the order is issued after, or revises, another domestic relations order or qualified domestic relations order or (ii) of the time at which the order was issued.

18.2        No Enlargement of Employee Rights

The Plan is strictly a voluntary undertaking on the part of the Employers.  Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge or retire any Employee at anytime.

18.3        Evidence

Each Participant and Beneficiary must furnish to the Committee, or its designated agent or the Trustee such documents, evidence, or information as the Committee, or its designated agent or the Trustee, considers necessary or desirable for the purpose of administering the Plan.  Each such individual must furnish such information promptly and sign such documents, if required by the Committee, before any benefits become payable under the Plan.

18.4        Limitation of Rights

A Participant or distributee shall have no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions set forth in the Plan.

18.5        Applicable Law

The Plan and all rights hereunder shall be governed and construed according to the laws of the State of Illinois to the extent such laws have not been preempted by ERISA or any other applicable federal law.  All persons accepting or claiming benefits under the Plan shall be deemed to consent to the provisions of such laws.

18.6        Exhaustion of Claims Procedure

Any Participant, Beneficiary or other person who brings any legal action involving the Plan must first exhaust the Plan’s claims procedures outlined in Section 16.3.

18.7        Limitation Period for Actions under the Plan

Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action under section 502 of ERISA may be commenced later than one (1) year after a claimant receives a final decision from the Committee in response to the claimant’s request for review of the adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two (2) years from the time the person bringing an action knew, or had reason to know, of the circumstances giving rise to the action.  This provision shall not bar the Plan or its fiduciaries from (x) recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or (y) bringing any legal or equitable action against any party.

18.8        Forum for Legal Actions under the Plan

Any legal action involving the Plan that is brought by any Participant, Beneficiary or other person shall be litigated in the federal courts located in the Northern District of Illinois and no other federal or state court.

18.9        No Guarantee

None of the Committee, the Company, the Employers or the Trustee guarantees the Trust from loss or depreciation or the payment of any money that may be or become due to any person from the Trust Fund.  Nothing herein contained shall be deemed to give any Participant, Beneficiary or other person an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan.

18.10      Severability

If any provision(s) of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision(s) had never been included herein.

18.11      Internal Revenue Service Approval

The Plan and Trust are intended to meet the requirements of section 401(a) of the Code, as now in effect or hereafter amended, so that—

(a)                                 the income of the assets held under the Trust may be exempt from taxation under section 501(a) of the Code; and

(b)                                 contributions of the Company under the Plan to the Trustees may be deductible for income tax purposes under section 404(a) of the Code, as now in effect or hereafter amended.

Any modification or amendment of the Plan may be made retroactive as necessary or appropriate, to establish or maintain such initial qualification, or to otherwise comply with ERISA.

Article 19.            Amendment and Termination

19.1        Amendment

The Company may at any time and from time to time amend, suspend or modify the Plan by written instrument duly executed by the Board of Directors.  Any such amendment, suspension or modification shall become effective on such date as the Board shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

19.2        Full Vesting Upon Termination of the Plan

In the event of the termination of the Plan, the Accounts of all Participants, or in the event of the partial termination of the Plan, the Accounts of those Participants who are affected by the partial termination of the Plan, as the case may be, shall become fully vested and shall not thereafter be subject to forfeiture.

19.3        Distribution Upon Termination of the Plan

The Company may at any time terminate the Plan by written instrument executed by the Board of Directors.  In the event of a termination of the Plan the Company shall direct the Trustee to distribute the Trust Fund as follows:

(a)                                 the balance in a Participant’s Account shall be distributed to such Participant; and

(b)                                 any assets remaining in the Trust Fund that are not allocated to Participants’ Accounts shall be distributed to Participants ratably in proportion to their Account.

A complete discontinuance or permanent suspension of contributions by the Company shall be deemed a termination of the Plan for purposes of this Section 19.3.

Any Employer other than the Company may at any time terminate its participation in the Plan by resolution of its board of directors or other authorized person to that effect.  In the event of any such termination the Accounts which are applicable to the Participants of such Employer shall become fully vested and shall not thereafter be subject to forfeiture.  The Committee shall determine the portion of the Trust Fund which is applicable to the Participants of such Employer and direct the Trustee to distribute such portion to such Participants ratably in proportion to the balances of their respective Accounts.  A complete discontinuance or permanent suspension of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan.

Notwithstanding any provision of the Plan to the contrary, no distribution shall be made pursuant to this Section 19.3 solely due to the termination of the Plan or the termination of an Employer’s participation in the Plan if, within the meaning of regulations promulgated by the U.S. Treasury Department, the Company or Employer, as applicable, establishes or maintains an alternative defined contribution plan.

19.4        Trust to Be Applied Exclusively for Participants and Beneficiaries

Subject only to the provisions of Sections 7.5, 7.6 and 7.7, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of the Participants and Beneficiaries either by the operation or termination of the Plan, by the power of amendment, or by other means.

Article 20.            Plan Participation

20.1        Additional Employers

Effective as of January 1, 2013, subject to any applicable collective bargaining agreement, any Affiliate that is not an Employer may adopt the Plan and become an Employer hereunder, if such adoption is approved by the Board of Directors, and the board of directors (or other governing body) of such Affiliate approves the Affiliate’s adoption of the Plan.  An Affiliate intending to become an Employer under the Plan must file with the Trustee and the Committee a certified copy of a resolution of the board of directors (or other governing body) of the Affiliate providing for its adoption of the Plan and a certified copy of a resolution of the Board of Directors consenting to such adoption.

20.2        Withdrawal from Plan Participation

Any Employer may withdraw from participation in the Plan at any time by filing with the Compensation Committee of the Board of Directors a duly certified copy of a written instrument duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Committee and the Trustee prior to the effective date of withdrawal.  Distribution may be implemented pursuant to a transfer to another trust fund exempt from tax under section 501 of the Code or to a group annuity contract qualified under section 401 of the Code, or distributions may be made to the affected Participants as an immediate cash payment in accordance with the directions of the Committee; provided, however, that no such action shall divert any part of the Trust Fund to any purpose other than the exclusive benefit of the Employees of such Employer.

20.3        Company as Agent for Employers

Each Affiliate that becomes an Employer pursuant to Section 20.1 by so doing shall be deemed to have appointed the Company, the Board of Directors or the Compensation Committee of the Board of Directors, as applicable, as its agent to exercise on its behalf all of the powers and authorities conferred upon the Company, the Board or the Compensation Committee by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.

Article 21.            Top-Heavy Provisions

21.1        Application of Top-Heavy Provisions

(a)                                 Single Plan Determination.  Except as provided in Section 21.1(b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60% of the amount of the Section 416 Accounts of all Participants and Beneficiaries (excluding former Key Employees), the Plan is top-heavy and the provisions of this Article 21 shall become applicable.

(b)                                 Aggregation Group Determination.

(1)                                 If as of a Determination Date the Plan is part of an Aggregation Group that is top-heavy, then the Plan is top-heavy and the provisions of this Article 21 shall become applicable.  Top-heaviness for the purpose of this Section 21.1(b) shall be determined with respect to the Aggregation Group in the same manner as described in Section 21.1(a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a Participant or a Beneficiary under such plan.

(2)                                 If the Plan would be considered top-heavy under Section 21.1(a), but the Aggregation Group is not top-heavy, the Plan is not top-heavy and this Article 21 shall not apply to the Plan.

(c)                                  Calculations.  The Committee shall have responsibility to make all calculations to determine whether the Plan is top-heavy.

21.2        Definitions for Article 21

(a)                                 “Aggregation Group” means the Plan and all other plans maintained by the Company or Affiliates which cover a Key Employee and any other plan of the Company or Affiliates which enables a plan covering a Key Employee to meet the requirements of section 401(a)(4) or 410 of the Code.  The Aggregation Group shall also include any terminated plan which was maintained within the last five (5) years ending on the Determination Date for the Plan Year in question if such plan would, but for the fact that it terminated, be part of the required Aggregation Group for such Plan Year.  In addition, at the election of the Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by the Company or an Affiliate if such expanded Aggregation Group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan(s) being taken into account.

(b)                                 “Determination Date” means the last day of the Plan Year immediately preceding the Plan Year as to which the top-heavy plan determination is made, or in the case of the first Plan Year of a new plan, the last day of such Plan Year.

(c)                                  “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code), a Five-Percent Owner of an Employer, or a one-percent (1%) owner of an Employer having annual compensation of more than $130,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations promulgated thereunder by the U.S. Treasury Department and other guidance of general applicability issued thereunder.

(d)                                 “Non-key Employee” means any Employee who is not a Key Employee.

(e)                                  “Section 416 Account” means—

(1)                                 the amount credited as of a Determination Date to a Participant’s or Beneficiary’s (i) Account under the Plan and (ii) any other qualified defined contribution plan which is part of an Aggregation Group (including amounts to be credited as of a Determination Date but which have not yet been contributed);

(2)                                 the present value of the accrued benefit credited as of a Determination Date to a Participant or Beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and

(3)                                 the amount of distributions under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code made during the one-year (1) period ending on the Determination Date to a Participant or Beneficiary, except for a distribution that is a tax-free rollover contribution (or similar transfer) that is not initiated by the Participant or that is contributed to a plan which is maintained by the Company or Affiliate.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from employment, death or disability, this provision shall be applied by substituting “five-year (5) period” for “one-year (1) period,” reduced by

(4)                                 any Rollover Contribution (or similar transfer), initiated by the Participant, credited as of a Determination Date to a Participant’s Account under the Plan and any other qualified plan which is part of an Aggregation Group, derived from plans not maintained by the Company or Affiliate.

The Account of a Participant who was a Key Employee and who subsequently meets none of the conditions of Section 21.2(c) for the Plan Year containing the Determination Date is not a Section 416 Account and shall be excluded from all computations under this Article 21.  Furthermore, if a Participant has not performed any services for an Employer during the one-year (1) period ending on the Determination Date, then any Account of such Participant (and any accrued benefit for such Participant) shall not be taken into account in determining top-heaviness under this Article 21.

21.3        Minimum Contribution

(a)                                 General.  If the Plan is determined to be top-heavy under the provisions of Section 21.1 with respect to a Plan Year, the sum of Employer contributions (excluding contributions under a salary reduction agreement only for Non-key Employees) and forfeitures under all qualified defined contribution plans allocated to the account of each Participant in the Aggregation Group who is not a Key Employee and is an Employee on the last day of the Plan Year shall not be less than three percent (3%) of such Participant’s Compensation.

(b)                                 Exception.  The contribution rate specified in Section 21.3(a) shall not exceed the percentage at which Employer contributions and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year.  For the purpose of this Section 21.3(b), the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of the Key Employee’s Compensation for the year.

(c)                                  Multiple Plans.  If the Plan is determined to be top-heavy under the provisions of this Section 21.3(c) with respect to a Plan Year, any Participant who is a Non-key Employee covered under the Plan and under a defined benefit plan maintained by the Company or Affiliates shall receive a minimum contribution determined by substituting five percent (5%) for three percent (3%) in applying the provisions of Section 21.3(a).  However, no minimum contribution under this Section 21.3(c) shall be allocable to any Non-key Employee who participates in a defined benefit plan maintained by the Company or Affiliate and who receives the minimum benefit described in section 416(c)(1) of the Code under such defined benefit plan.

(d)                                 Matching Contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of actual contribution percentage test and other requirements of section 401(m) of the Code.

21.4        Collective Bargaining Agreements

The requirements of Sections 21.1 and 21.3 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and an Company or Affiliate if retirement benefits were the subject of good faith bargaining between such Employee representatives and such Company or Affiliate.

In Witness Whereof, the Company has caused this instrument to be executed by its duly authorized officer on this 25th day of November, 2013, effective as of January 1, 2014, except as otherwise stated herein.

AptarGroup, Inc.

By:	/s/ Stephen J. Hagge

Its:	President & CEO